As filed with the Securities and Exchange Commission on February 15, 2008

File No. 333-148612

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT
TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEW ASIA PARTNERS CHINA I CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	26-1469192
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

New Asia Partners China I Corporation
1401-02 China Insurance Building
166 Lu Jia Zui Dong Lu
Pudong, Shanghai, 200120, China
(86-21) 5879-8152

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Dennis Nguyen, Chairman and Chief Executive Officer
New Asia Partners China I Corporation
1401-02 China Insurance Building
166 Lu Jia Zui Dong Lu
Pudong, Shanghai, 200120, China
(86-21) 5879-8152

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Robert J. Mittman, Esq. Brad L. Shiffman, Esq. Blank Rome LLP The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 885-5000 (212) 885-5001 — Facsimile	David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue, 19th Floor New York, New York 10174 (212) 818-8800 (212) 818-8881 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant(2)	5,750,000 Units	$8.00	$46,000,000	$1,807.80
Shares of Common Stock included as part of the Units(2)(4)	5,750,000 Shares	—	—	—	(3)
Warrants included as part of the Units(2)	5,750,000 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	5,750,000 Shares	$6.00	$34,500,000	$1,355.85
Representatives’ purchase option	1	—	$100	—	(3)
Units issuable upon exercise of the representatives’ purchase option(4)	500,000 Units	$8.80	$4,400,000	$172.92
Shares of Common Stock included as part of the Units underlying the representatives’ purchase option(4)	500,000 Shares	—	—	—	(3)
Warrants included as part of the Units underlying the representatives’ purchase option(4)	500,000 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units underlying the representatives’ purchase option(4)	500,000 Shares	$6.00	$3,000,000	$117.90
Total			$87,900,100	$3,454.47
Previously Paid				$3,454.47
Amount Due				$0.00

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 750,000 Units and 750,000 shares of Common Stock and 750,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 15, 2008

PRELIMINARY PROSPECTUS

$40,000,000

NEW ASIA PARTNERS CHINA I CORPORATION

5,000,000 units

New Asia Partners China I Corporation is a newly organized blank check company formed with the purpose of acquiring through a merger, stock exchange, asset acquisition or other similar business combination an operating business, or control of such operating business through contractual arrangements, that has its principal operations located in the People’s Republic of China, or PRC. If we do not consummate a business combination within 24 months of the date of this prospectus and we anticipate that we may not be able to consummate a business combination within such 24 month period, we may seek stockholder approval to extend the period of time to consummate a business combination by an additional 12 months. In order to extend the period of time to 36 months (i) public stockholders must approve the extension and (ii) public stockholders owning less than 33 1/3% of the shares sold in this offering shall have exercised their conversion rights, each described in this prospectus. The 36 month period will be referred to throughout this prospectus as the extended period. If we fail to sign a letter of intent, agreement in principle or definitive agreement within such 24 month period or if we fail to consummate a business combination within such 36 month period if stockholders approve the extension, our corporate purpose and powers will immediately thereupon be limited to dissolving and winding up our affairs and liquidating. Additionally, pursuant to our amended and restated certificate of incorporation, if we fail to consummate a business combination within the extended period, our corporate existence will automatically cease 36 months after the date of this prospectus except for the purpose of winding up our affairs and liquidating. Our efforts to identify a prospective target business will not be limited to a particular industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit that we are offering has a price of $8.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination and , 2009 [one year from the date of this prospectus], and will expire on , 2013 [five years from the date of this prospectus], or earlier upon redemption.

We have granted Ladenburg Thalmann & Co. Inc. and Morgan Joseph & Co. Inc., the representatives of the underwriters for this offering, a 45-day option to purchase up to 750,000 units (over and above the 5,000,000 units referred to above) solely to cover over-allotments, if any. The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to the representatives, for $100, as additional compensation, an option to purchase up to a total of 500,000 units at $8.80 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus.

Our initial stockholders have committed to purchase from us an aggregate of 1,700,000 warrants at $1.00 per warrant (for a total purchase price of $1,700,000). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from the purchases will be placed in the trust account described below.

There is presently no public market for our units, common stock or warrants. It is anticipated that the units will be quoted on the OTC Bulletin Board under the symbol [] on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, it is anticipated that the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols [] and [], respectively. We cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 22 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses, to Us
Per unit	$8.00	$0.56	$7.44
Total	$40,000,000.00	$2,800,000.00	$37,200,000.00

(1)	Of the underwriting discounts and commissions, $1,200,000 ($0.24 per unit) is being deferred by the underwriters and will be placed in the trust account described below. Such funds will be released to the underwriters only upon our completion of a business combination, as described in this prospectus.

$37,700,000 of the net proceeds of this offering (including the $1,200,000, or $0.24 per unit, of underwriting discounts and commissions payable to the underwriters in this offering which are being deferred by them until we consummate a business combination), plus the additional aggregate $1,700,000 we will receive from the purchase of the insider warrants simultaneously with the consummation of this offering, for an aggregate of $39,400,000 (or approximately $7.88 per unit sold to the public in this offering), will be deposited into a trust account at , maintained by Continental Stock Transfer & Trust Company acting as trustee. These funds will not be released to us until the earlier of the completion of a business combination or our liquidation.

We are offering the units for sale on a firm-commitment basis. The underwriters expect to deliver our securities to investors in the offering on or about , 2008.

Joint Book-Running Managers

Ladenburg Thalmann & Co. Inc.	Morgan Joseph

The date of this prospectus is , 2008

NEW ASIA PARTNERS CHINA I CORPORATION

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the underwriters have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

i

PROSPECTUS SUMMARY

This summary highlights material information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under “Risk Factors,” our financial statements, and the related notes included elsewhere in this prospectus. Unless otherwise stated in this prospectus:

•	references to “we,” “us” or “our company” refer to “New Asia Partners China I Corporation”
•	“initial shares” refers to the 1,437,500 shares of common stock that our initial stockholders originally purchased from us for $25,000 in December 2007;
•	“initial stockholders” refers to all of our stockholders prior to this offering;
•	“insider warrants” refers to the 1,700,000 warrants we are selling privately to our initial stockholders simultaneously with the consummation of this offering for an aggregate purchase price of $1,700,000;
•	“management team” refers to our officers;
•	references to “China” or the “PRC” refer to the People’s Republic of China as well as the Hong Kong Special Administrative Region and the Macau Special Administrative Region, but do not include Taiwan;
•	references to “RMB” refer to Renminbi, the legal currency of China.
•	references to “SG$” refer to Singapore dollars.
•	“public stockholders” means the holders of the shares of common stock which are being sold as part of the units in this public offering, including any of our initial stockholders solely to the extent that they purchase such shares either in this offering or afterwards; and
•	unless expressly stated to the contrary, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Our Business

We are a blank check company organized under the laws of the State of Delaware on November 26, 2007. We were formed with the purpose of acquiring through a merger, stock exchange, asset acquisition or other similar business combination, an operating business, or control of such operating business through contractual arrangements, that has its principal operations located in the People’s Republic of China.

Our majority stockholder, New Asia Partners Limited, or NAP, is an investment firm headquartered in Shanghai with 11 investment professionals. NAP is an active participant in private finance and initial public offerings for mid-market Chinese corporations. Our Chairman, Dennis Nguyen, is co-chairman and majority stockholder of NAP. He is of Vietnamese descent but raised and educated in America. Mr. Nguyen currently resides in China and has lived in Asia and Greater China for the last 18 years.

We will seek to capitalize on the significant experience of the principals and investment professionals of NAP in advising, acquiring, financing and selling private and public companies in our target markets in the PRC. NAP has agreed to make available to us its investment professionals to actively assist us in sourcing and evaluating potential acquisitions.

In the last two years, NAP and its partners have invested $55.8 million in 5 privately held China-based entities, three of which it assisted in subsequently completing public offerings and one of which it exited via a sale to a strategic investor.

NAP’s activities are focused in the following sectors:

•	health sciences, including pharmaceuticals, medical devices and medical services;
•	consumer/retail, including consumer products, electronics, lifestyle products and retail chains; and
•	alternative energy/environmental, including waste and environmental management, energy distribution and alternative energy technology, manufacturing, and distribution.

Accordingly, we intend to focus our efforts on these sectors, although we may decide to seek opportunities in other industries.

NAP has recently formed New Asia Partners Capital Management Limited, or NAPCM, a private equity fund management company which intends to make minority, non-control investments of up to $25 million and focus its investments in the expansion capital stage of each company’s development. Each of Mr. Nguyen, Shu Fan Lee, a director of our company, and Gregory Grego, an officer and director of our company, are principals of the private equity fund management company and have pre-existing obligations to the fund. In order to minimize conflicts, each of NAP and NAPCM has agreed, until the earlier of our initial business combination or our liquidation, to present to our company for consideration, prior to undertaking on its own behalf or presenting to any other person or entity, any business opportunity that has an enterprise value of $32 million or more and has its principal operations in the PRC. Conflicts of interest may arise in determining to which entity a particular business opportunity should be presented.

The past successes of our management and NAP with operating companies are not necessarily indicative of future success, especially given the unique structure of blank check companies such as our company. Our officers and directors are not obligated to devote any specific amount of time to our matters. There is no guarantee that any of these individuals will continue in their respective roles or in any other capacity after our initial business combination, in which case their expertise will only be of benefit to us until our initial business combination may be completed.

We do not have any specific business combination under consideration. Our officers and directors have neither individually identified a target business nor have they had any discussions regarding specific target businesses amongst themselves or with our underwriters or other advisors. We have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to a business combination transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure to identify or locate any specific acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

We will have until 24 months from the date of this prospectus (or 36 months from the date of this prospectus if we have executed a letter of intent, agreement in principle, or definitive agreement within such 24 month period and our public stockholders approve an extension of the period to complete a business combination by an additional 12 months) to consummate a business combination. If we are unable to consummate a business combination by such extended date, our corporate existence will cease by operation of corporate law (except for the purposes of winding up our affairs and liquidating). Our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of our net assets (all of our assets, including the funds held in the trust account, less our liabilities) at the time of such acquisition, although this may entail simultaneous acquisitions of several operating businesses. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment-banking firm with respect to the satisfaction of such criteria.

The target business or businesses we may acquire must have an aggregate fair market value at least equal to 80% of our net assets at the time of the acquisition without giving effect to any conversions by public stockholders of their stock into a pro rata share of the trust account. We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (which would typically be more than 50% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies into a single operating business.

The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of our net assets. In order to consummate such a business combination, we may issue a significant amount of debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. If we issue securities in order to consummate a business combination, our stockholders could end up owning a minority of the combined company as there is no requirement that our stockholders own a certain percentage of our company after our business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

We may acquire a target business through the use of contractual arrangements that give us effective control over the target business. Such agreements are generally used for acquisitions of target businesses that the PRC government has restricted or limited foreign ownership in. The industry groups that are restricted are wide ranging, and include certain aspects of telecommunications, advertising, food production, and heavy equipment manufacturers, as examples. In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous Chinese brand names” or “well established Chinese brand names.” To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company. The agreements would be designed to provide us with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would be our nominees. These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under PRC law and regulation. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore, these contractual arrangements may not be as effective in providing us with the same economic benefits or control over a target business as would direct ownership.

The report of our independent registered public accountants on our financial statements includes an explanatory paragraph relating to a substantial doubt about our ability to continue as a going concern.

Our executive offices are located at 1401-02, China Insurance Building, 166 Lu Jia Zui Dong Lu, Pudong, Shanghai, 200120, China and our telephone number is (86-21) 5879-8152.

THE OFFERING

Securities offered
5,000,000 units, at $8.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.
The units are expected to begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the representatives’ over-allotment option, its exercise in full or the announcement by the representatives of their intention not to exercise all or any portion of the over-allotment option, subject to our having filed the Form 8-K described below if the over-allotment option is exercised and having issued a press release announcing that such separate trading will begin on the fifth business day following the earliest date on which any such contingency is met. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and the receipt of proceeds from the over-allotment option promptly, and in any event, within four business days after the closing of the over-allotment option.
The units will continue to trade along with the common stock and warrants after the units are separated. Holders will have the ability to continue to hold their securities as units or separate the units into common stock and warrants by having their brokers contact our transfer agent in order to separate the units into common stock and warrants.
Securities to be purchased by our initial stockholders
1,700,000 insider warrants at $1.00 per warrant (for a total purchase price of $1,700,000) will be sold to our initial stockholders pursuant to a letter agreement among us, Ladenburg Thalmann & Co. Inc., Morgan Joseph & Co. Inc. and the purchasers of such insider warrants. New Asia Partners Limited and Capital TEN Partners, LLC will purchase 1,054,000 and 646,000 of the warrants, respectively. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. These “insider warrants” will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants (i) will be exercisable on a cashless basis and (ii) will not be redeemable by us, in each case, so long as they are still held by the purchasers or their affiliates. Even if the prospectus relating to the common stock issuable upon exercise of the warrants is not current and effective, the warrants underlying the insider warrants may be exercised for unregistered shares of common stock.
Each of these purchasers has agreed in writing that the insider warrants will not be sold or transferred by them until 30 days after the consummation of our business combination and will be held in escrow during this period. Neither Ladenburg Thalmann & Co. Inc. nor Morgan Joseph & Co. Inc. has any intention of waiving these restrictions. In the event of a liquidation prior to our initial business combination, the insider warrants will expire worthless.
Common Stock:
Number outstanding before this offering
1,437,500(1) shares
Number to be outstanding after this offering
6,250,000(2) shares
Warrants:
Number outstanding before this offering
0 warrants
Number to be sold to our initial stockholders
1,700,000 warrants
Number to be outstanding after this offering and sale to insiders
6,700,000 warrants
Exercisability
Each warrant is exercisable for one share of common stock.
Exercise price
$6.00. Public warrant holders do not have the option to exercise their warrants on a cashless basis, which could make exercise prohibitive.
Exercise period
The warrants will become exercisable on the later of:
• the completion of a business combination with a target business, and
• , 2009 [one year from the date of this prospectus].

(1)	Includes an aggregate of 187,500 shares of common stock that are subject to forfeiture by our initial stockholders if the over-allotment option is not exercised by Ladenburg Thalmann & Co. Inc. and Morgan Joseph & Co. Inc

(2)	Assumes the over-allotment option has not been exercised and an aggregate of 187,500 shares have been forfeited by our initial stockholders.

However, the warrants will only be exercisable if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current.
The warrants will expire at 5:00 p.m., New York City time, on , 2013 [five years from the date of this prospectus] or earlier upon redemption.
Redemption
We may redeem the outstanding warrants (excluding any insider warrants held by our officers, directors and initial stockholders or their affiliates) without the prior consent of the underwriters:
• in whole and not in part
• at a price of $.01 per warrant at any time while the warrants are exercisable,
• upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We will not redeem the warrants unless we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available for use throughout the 30-day redemption period.
If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $11.50 trigger price as well as the $6.00 warrant exercise price after the redemption notice is issued.
The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the redemption will not cause the stock price to drop below the exercise price of the warrants.
If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise warrants to do so on a “cashless basis.” In such event, the holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
If we call the warrants for redemption and our management does not take advantage of this option, our officers, directors and initial stockholders would still be entitled to exercise their insider warrants as described above for cash or on a cashless basis. As a result, they may have a conflict of interest in determining when to call the warrants for redemption as they would potentially be able to avoid any negative price pressure on the price of the warrants and common stock due to the redemption through cashless exercise.
Proposed OTC Bulletin Board symbols for our:
Units
[]
Common stock
[]
Warrants
[]
Offering proceeds to be held in trust
$37,700,000 of the net proceeds of this offering plus the $1,700,000 we will receive from the sale of the insider warrants (for an aggregate of $39,400,000 or approximately $7.88 per unit sold to the public in this offering, or $45,160,000 or approximately $7.85 per unit if the over-allotment option is exercised in full) will be placed in a trust account at, maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. This amount includes $1,200,000 (or $1,380,000 if the underwriters’ over-allotment option is exercised in full) of underwriting discounts and commissions payable to the underwriters in the offering that is being deferred. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination. Upon the consummation of our initial business combination, the deferred underwriting discounts and commissions shall be released to the underwriters out of the gross proceeds of this offering held in the trust account. Except as set forth below, these proceeds will not be released until the earlier of the completion of a business combination or our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses, which we may incur, related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Notwithstanding the foregoing, there can be released to us from the trust account interest earned on the funds in the trust account (i) up to an aggregate of $1,250,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts we may need to pay our income or other tax obligations, provided, however, that we will not be allowed to withdraw interest income earned on the trust account for our working capital requirements unless we have sufficient funds available to us to pay our tax obligations then due at that time. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially estimated to be no more than $100,000).
None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.
Limited payments to insiders
There will be no fees or other cash payments of any kind, whether in cash, our securities or otherwise, paid by us or a target business to our initial stockholders, officers, directors, senior advisers or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:

•

repayment of an aggregate of up to $220,000 borrowed under non-interest bearing lines of credit by New Asia Partners Limited, an affiliate of certain of our officers and directors, and Capital TEN Partners, LLC, an affiliate of Elliot P. Friedman, our Vice Chairman;

• payment of $7,500 per month to New Asia Partners Limited for office space and related services; and

•

reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations

Prior to the completion of our initial business combination, such payments will be made from the net proceeds of this offering not held in, or otherwise available to us, from the trust account. Any additional reimbursable expenses would either be reimbursed after a business combination or not at all. If a business combination is consummated, there is no limit to the amount of these actual out-of-pocket expenses which may be very large and could exceed the amount we have allocated to working capital.

Additionally, the insider warrants will not be redeemable by us and will be exercisable on a cashless basis if we call the warrants for redemption as long as they are held by the initial purchasers or their affiliates. Furthermore, the holders of our initial shares, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights requiring us to register the resale of their securities commencing after we consummate our initial business combination.
Certificate of Incorporation
As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Seventh of our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.
Our amended and restated certificate of incorporation, which we will file with the Secretary of State of Delaware immediately prior to the consummation of this offering, also provides that we will continue in existence only until 36 months from the date of this prospectus. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b) (5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed business combination, we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and in favor of our amendment to provide for our perpetual existence. Accordingly, if stockholders approved a proposed business combination as set forth below but did not approve the proposal to provide for our perpetual existence, we would not be able to consummate such business combination. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate life by 36 months from the date of this prospectus as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.
Possible extension of time to consummate a business combination to 36 months
Unlike many other blank check companies, if we have entered into a letter of intent, agreement in principle (i.e., a written understanding among the parties of the principal terms of a proposed transaction) or definitive agreement with respect to a business combination within 24 months following the consummation of this offering (and we anticipate that we may not be able to consummate a business combination within such 24 month period), we may seek to extend the time period within which we may complete our business combination to 36 months after the date of this prospectus, by calling a meeting of our stockholders for the purpose of soliciting their approval for such extension.
We believe that extending the date before which we must complete our business combination to 36 months may be advisable due to the circumstances involved in the evaluation and closing of a business combination in China, including obtaining financial statements audited or reconciled with U.S. generally accepted accounting principals, or GAAP, or prepared or reconciled in accordance with the International Financial Reporting Standards, or IFRS, of potential targets that have previously kept their accounts in accordance with PRC GAAP, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to PRC state-owned enterprises) and the requirements of complex Chinese regulatory filings and approvals. If we enter into an agreement near the end of this 24 month period, we would have only a short period of time in which to accomplish the necessary accounting reconciliations, complete the restructuring of the company, satisfy U.S. and PRC regulatory requirements, secure the approval of our stockholders and provide for customary closing conditions.
If holders of 33 1/3% or more of the shares sold in this offering both vote against the proposed extension to 36 months and elect to convert their shares into a pro rata share of the trust account, as described below, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the initial business combination within such 24 month period, we will liquidate. Subject to the foregoing, approval of the extension to 36 months will require the affirmative vote of the majority of the votes cast by public stockholders who vote at the meeting called for the purpose of approving such extension. The required vote of a majority of the shares of common stock voted by the public stockholders may be considerably less than a majority of the shares of common stock held by our public stockholders if a significant number of shares are not voted by our public stockholders.
If we receive stockholder approval for the extended period and holders of 33 1/3% or more of the shares sold in this offering do not vote against the extended period and elect to convert their common stock in connection with the vote for the extended period, we will then have an additional 12 months in which to complete the initial business combination. We will still be required to seek stockholder approval before completing our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. As a result of an approval of the extended period, we may be able to hold the funds in the trust account for at least three years.
A stockholder’s election to convert its shares in connection with the vote on the extended period will only be honored if the extended period is approved.
Stockholders who vote against the extended period and exercise their conversion rights will not be able to vote on the initial business combination. All other stockholders will be able to vote on the initial business combination.
Public stockholders who elect to convert their stock into their share of the trust account will still have the right to exercise the warrants that they received as part of the units.
If at the end of such 36 month period we have not effected a business combination, pursuant to our amended and restated certificate of incorporation, our corporate existence will automatically cease without the need for a stockholder vote.
Stockholders must approve business combination
Pursuant to our amended and restated certificate of incorporation, we will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. Although this voting agreement will not affect whether the proposal is approved under the requirement in our amended and restated certificate of incorporation, it will increase the likelihood that the proposal is approved under any applicable stockholder approval requirements under the Delaware General Corporation Law. None of our officers, directors, existing stockholders or their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock from persons in the open market or in private transactions. However, if stockholders holding a significant number of shares vote, or indicate an intention to vote, against a proposed business combination, our officers, directors, existing stockholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our initial stockholders.We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, (ii) a majority of the outstanding shares of common stock vote in favor of the amendment to our amended and restated certificate of incorporation to allow for our perpetual existence, and (iii) public stockholders owning less than 33 1/3% of the shares sold in this offering exercise their conversion rights, on a cumulative basis, which includes any shares previously converted by a stockholder in connection with a vote against the extended period, if any, and our initial business combination, as described below. We intend to structure and consummate any potential business combination in a manner such that approximately 33 1/3% of the common stock purchased by the public stockholders in this offering, on a cumulative basis, could elect to convert the public stockholders’ common stock into a pro rata share of the aggregate amount then on deposit in each case in the trust account, and the business combination could still be consummated. The required vote of a majority of the shares of common stock voted by the public stockholders may be considerably less than a majority of the shares of common stock held by our public stockholders if a significant number of shares are not voted by our public stockholders.
If, at the end of the 24 month period, as described below, we have not obtained stockholder approval for an initial business combination, or at the end of the 24 month period we have not obtained stockholder approval of the extended period, we will dissolve as promptly as practicable and liquidate and release only to our public stockholders, as part of our plan of distribution, the proceeds of the trust account, including accrued interest, net of income and other taxes paid and payable on such interest and net of interest income of up to an aggregate of $1.25 million of the interest earned, net of taxes, on the trust account previously released to us. If we seek approval from our stockholders to approve the extended period, the proxy statement related to the extended period will also seek stockholder approval for our board of directors’ recommended plan of distribution and liquidation in the event our stockholders do not approve the extended period. If, at the end of the 36 month period, we have not obtained stockholder approval for an initial business combination, our corporate existence will automatically cease.
Conversion rights for stockholders voting to reject the extended period or our initial business combination
Pursuant to our amended and restated certificate of incorporation, public stockholders voting against the extended period or our initial business combination will be entitled to convert their stock into a pro rata share of the trust account (initially approximately $7.88 per share, or approximately $7.85 per share if the over-allotment option is exercised), plus any interest earned on their portion of the trust account but less any interest that has been released to us as described above to fund our working capital requirements and pay any of our tax obligations, if the business combination is approved and completed. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering on a cumulative basis, which includes any shares previously converted by any member of the group in connection with a vote against the extended period, if any, and our initial business combination. Such a public stockholder would still be entitled to vote against the extended period or against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempt to use the conversion rights as a means to force us or our management to purchase their stock at a significant premium to the then current market price. As an example, absent this provision, a public stockholder who owns greater than 10% of the shares sold in this offering could threaten to vote against the extended period and against a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him, her or it some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares sold in this offering, on a cumulative basis, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transactions.
Our initial stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket. Public stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.
We may proceed with a business combination as long as public shareholders owning less than 33 1/3% of the shares sold in this offering exercise their conversion rights on a cumulative basis, which includes any shares previously converted by a stockholder in connection with a vote against the extended period, if any, and our initial business combination. Accordingly, up to but not including 33 1/3% of the public shareholders may exercise their conversion rights, on a cumulative basis, and we could still consummate a proposed business combination. We have set the conversion percentage at 33 1/3% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public shareholders. This 33 1/3% threshold makes it more difficult for public stockholders seeking to prevent a business combination from doing so. While there are several other offerings similar to ours which include conversion provisions of greater than 20%, the 20% threshold was previously customary and standard for offerings similar to ours.
An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to the approval of the extended period or a proposed business combination, as the case may be, at a meeting held for that purpose. Voting against the proposal for the extended period, if any, or for our initial business combination alone will not result in the conversion of a stockholder’s shares into a pro rata portion of the trust account. The right of conversion is only valid when a stockholder exercises such conversion rights. Stockholders voting against (i) the extended period will only have the right to convert their shares if the extended period is approved and (ii) the business combination will only have the right to convert their shares if our initial business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 per account and it would be up to the broker whether or not to pass this cost on to the converting holder.
The proxy solicitation materials that we will furnish to stockholders in connection with the vote for the approval of the extended period or any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the approval of the extended period or the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated and investors may not be able to seek conversion in time. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if we give stockholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date. This requirement may make it more difficult for stockholders to elect to convert their shares and more likely that a stockholder will not meet all of the requirements for conversion.
Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically).
If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination until 24 months from the date of this prospectus, or 36 months from the date of this prospectus if our public stockholders approve the extended period. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public stockholder.
Investors in this offering who do not sell, or who receive less than an aggregate of approximately $0.12 of net sales proceeds ($0.15, if the over-allotment is exercised) for the warrants included in the units, and persons who purchase common stock in the aftermarket at a price in excess of $7.88 per share ($7.85 if the over-allotment is exercised), may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price. Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, we (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.
Dissolution and liquidation if no business combination
If we do not complete a business combination within 24 months after the consummation of this offering, or if the holders of 33 1/3% or more of the shares sold in this offering vote against a proposed extension, if any, beyond 24 months to 36 months after the date of this prospectus and elect to convert their shares into a pro rata share of the trust account or we do not receive stockholder approval for such extension (and we are not able to complete our initial business combination within such 24 month period), our amended and restated certificate of incorporation provides that our corporate purposes and powers will immediately thereupon be limited to acts and activities related to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities. Pursuant to Delaware law, this dissolution also requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. In such event, we will promptly prepare a proxy statement and notice of a special meeting of stockholders to seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law as set forth below. If we fail to obtain such approval, however, our amended and restated certificate of incorporation also provides that our corporate existence will automatically cease by operation of law 36 months after the date of this prospectus except for the purposes of winding up our affairs and liquidating. Accordingly, if we are unable to effectuate our dissolution for whatever reason, we will still automatically dissolve 36 months after the date of this prospectus. In such case, we will promptly distribute only to our public stockholders (including our initial stockholders to the extent they have purchased shares in this offering or in the aftermarket) the amount in our trust account (including any accrued interest then remaining in the trust account) plus any remaining net assets.
We cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $7.88, plus interest then held in the trust account, for the following reasons:

•

Prior to liquidation, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).

•

We will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. However, we have not received any such waivers yet and there is no guarantee that target business, vendors and service providers will execute such agreements in the future. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. NAP, our majority stockholder, and Elliot P. Friedman, our Vice Chairman, have entered into written agreements that provide that they will be liable to us if and to the extent any claims by a third party for services rendered or products sold, or by a prospective business target, reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation, except (1) as to any claimed amounts owed to a third party who executed a legally enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors, third parties with which we entered into a contractual relationship or target businesses that would not be covered by the indemnity from NAP and Mr. Friedman, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. If a claim was made that resulted in NAP and Mr. Friedman having liability and they also refuse or otherwise fail to satisfy their obligations, we would have a fiduciary obligation to bring an action against them to enforce our indemnification rights and would accordingly bring such an action against them. We have questioned Mr. Friedman and the principals of NAP on matters of financial net worth and reviewed each of their financial information and believe that they will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that NAP and Mr. Friedman will be able to satisfy their obligations, if they are required to do so.
We anticipate the distribution of the funds in the trust account to our public stockholders would occur within 10 business days from the date our corporate existence ceases, subject to our obligations under Delaware law to provide for claims of creditors. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, each of NAP and Mr. Friedman has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $75,000 to $100,000) and has agreed not to seek repayment for such expenses.
Escrow of initial stockholders’ shares
On the date of this prospectus, all of our initial stockholders will place their initial shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers (i) to an entity’s members or owners in proportion to their membership or ownership interest upon its liquidation, (ii) by gift to a member of an initial stockholder’s immediate family or a trust, the beneficiary of which is an initial stockholder or a member of the initial stockholder’s immediate family, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order or (v) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement). These shares will not be transferable, whether held by our initial stockholders or by any subsequent permitted transferee, during the escrow period and will not be released from escrow until one year after the consummation of our initial business combination, or earlier if the over-allotment option is not exercised in full or in part in order to have up to 187,500 shares of common stock cancelled as described above or if, subsequent to our initial business combination we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Determination of offering size
We agreed to value the offering at $40,000,000 based on the previous transactional experience of our principals. We also considered the size of the offering to be an amount we and the underwriters believed to be successfully received given market conditions, our proposed industry focus and the size of initial public offerings of other similarly structured blank check companies.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team and board of directors, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 22 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	December 10, 2007
	Actual	Adjustments		As Adjusted(1)
Balance Sheet Data:
Working capital (deficit).	$(87,566)	$39,607,000	(2)	$39,519,434
Total assets	$139,434	$39,380,000	(3)	$39,519,434
Total liabilities	$120,000	$1,080,000	(4)	$1,200,000
Value of common stock which may be converted to cash	$—	$13,133,328	(5)	$13,133,328
Stockholders’ equity	$19,434	$25,166,672	(6)	$25,186,106

(1)	Includes the $1,700,000 we will receive from the sale of the insider warrants.
(2)	Represents the receipt of the gross proceeds of this offering and the sale of the insider warrants ($41,700,000), less the estimated portion of the expenses of this offering expected to be paid at the closing of this offering ($2,093,000).
(3)	Represents (i) the receipt of the gross proceeds of this offering and the sale of the insider warrants ($41,700,000), less (ii) the estimated portion of the expenses of this offering expected to be paid at the closing of this offering ($2,093,000), less (iii) an adjustment for deferred registration costs as of December 10, 2007 relating to this offering ($107,000), less (iv) an adjustment to cash for (a) the repayment of accrued registration costs as of December 10, 2007 which are expected to be paid at the closing of this offering ($67,000), (b) accrued expenses as of December 10, 2007 which are expected to be paid at the closing of this offering ($3,000) and (c) repayment of the amounts outstanding under the line of credit as of December 10, 2007 ($50,000).
(4)	Represents (i) the portion of the proceeds in the trust account representing the deferred portion of the underwriting discounts and commissions payable upon the completion of a business combination ($1,200,000), less (ii) an adjustment to total liabilities for the repayment of outstanding liabilities as of December 10, 2007 ($120,000) at the closing of this offering.
(5)	Represents the value of the 1,666,666 shares of common stock (the maximum number of shares of common stock subject to conversion), based on the initial per-share conversion price ($7.88).
(6)	Represents (i) receipt of the gross proceeds of this offering and sale of insider warrants ($41,700,000), less (ii) the estimated portion of the expenses of the offering expected to be paid at the closing of this offering ($2,093,000), less (iii) an adjustment for deferred registration costs as of December 10, 2007 relating to the offering of ($107,000), less (iv) the value of the 1,666,666 shares of common stock (the maximum number of shares of common stock subject to conversion ($13,133,328)), less (v) the portion of the proceeds in the trust account representing the deferred portion of the underwriting discount and commissions payable upon completion of a business combination ($1,200,000).

The working capital (deficit) excludes $107,000 of costs related to this offering, which were paid or accrued prior to December 10, 2007. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” information.

The “as adjusted” working capital and total assets amounts include the $39,400,000 (which includes deferred underwriting discounts and commissions of $1,200,000) to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, the trust account totaling $39,400,000 of net proceeds from the offering, including $1,700,000 of proceeds from the private placement of the insider warrants, and all accrued interest earned thereon less (i) up to $1,250,000 that may be released to us to fund our expenses and other working capital requirements and (ii) any amounts released to us to pay our income or other tax obligations, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors). The total amount to be placed in trust also includes $1,200,000 (or approximately $0.24 per share) of deferred underwriting discounts and commissions payable to the underwriters in the offering only if we consummate a business combination

We will not proceed with a business combination if public stockholders owning 33 1/3% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to but not including 33 1/3% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to but not including 33 1/3% of the 5,000,000 shares sold in this offering, or 1,666,666 shares of common stock, at an initial per-share conversion price of approximately $7.88, without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to:

•	the amount in the trust account, including all accrued interest after distribution of interest income on the trust account balance to us as described above, as of two business days prior to the proposed consummation of the business combination.
•	divided by the number of shares of common stock sold in the offering.

Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, we (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent all the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Associated With Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective. Moreover, our financial statements contain a statement indicating that our ability to continue as a going concern is dependent on us raising funds in this offering.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph relating to a substantial doubt about the ability of our company to continue as a going concern. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders may receive less than $8.00 per share and our warrants will expire worthless.

If we are unable to complete a business combination within the prescribed time frames and are forced to liquidate our assets, the per-share liquidation distribution may be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. A liquidation distribution will be no more than $7.88 per share (not including gains on interest, if any, on the trust account) since offering expenses and underwriting fees totaling approximately $2,400,000 will be deducted immediately from the gross proceeds of this offering. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

Unlike many other blank check companies, we are permitted, pursuant to our amended and restated certificate of incorporation, to seek to extend the date before which we must complete an initial business combination to 36 months. As a result, your funds may be held in the trust account for at least three years.

Unlike many other blank check companies, if we have entered into a letter of intent, agreement in principle or definitive agreement within 24 months following the consummation of this offering, we may seek to extend the date before which we must complete our business combination, to avoid being required to liquidate, beyond the more typical 24 months to 36 months by calling a meeting of our stockholders for the purpose of soliciting their approval for such extension. We believe that an extension could be necessary due to the circumstances involved in the evaluation and closing of a business combination in China, including obtaining financial statements audited or reconciled with U.S. GAAP, or prepared in accordance with IFRS, of potential targets that have previously kept their accounts in accordance with PRC GAAP, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to PRC state-owned enterprises) and the requirements of complex Chinese regulatory filings and approvals. Without the option of extending to 36 months after the date of this prospectus, if we enter into such agreement near the end of the initial 24 month period, we would have only a short period of time in which to accomplish the necessary accounting reconciliations, satisfy U.S. and PRC regulatory requirements, secure the approval of our stockholders and provide for customary closing conditions. If the proposal for the extension to 36 months is approved by our stockholders as described in this prospectus, we will have an additional 12 months beyond the more typical 24 month period with which to complete our initial business combination. As a result we may be able to hold your funds in the trust account for more than three years and thus delay the receipt by you of your funds from the trust account on redemption or liquidation.

We may proceed with a business combination even if public stockholders owning up to but not including 33 1/3% of the shares sold in this offering exercise their conversion rights.

We may proceed with a business combination as long as public stockholders owning less than 33 1/3% of the shares sold in this offering exercise their conversion rights, on a cumulative basis, which includes any shares previously converted by a stockholder in connection with a vote against the extended period, if any, and our initial business combination. Accordingly, up to but not including 33 1/3% of the public stockholders may exercise their conversion rights and we could still consummate a proposed business combination. We have set the conversion percentage at 33 1/3% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders. This 33 1/3% threshold makes it more difficult for public stockholders seeking to prevent a business combination from doing so. While several other offerings similar to ours which include conversion provisions of more than 20%, the 20% threshold had been customary and standard for offerings similar to ours.

Our business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many stockholders may exercise such conversion rights, we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

Public stockholders, together with any affiliate of theirs or any other person with whom they are acting in concert or as a “group” with, will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.

When we seek stockholder approval of the extended period and our initial business combination, we will offer each public stockholder (but not our existing stockholders) the right to have his shares of common stock converted to cash if the stockholder votes against the extended period and the extended period is approved or votes against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering on a cumulative basis, which includes any shares previously converted by any member of the group in connection with a vote against the extended period, if any, and our initial business combination. Accordingly, if you purchase more than 10% of the shares sold in this offering and the extended period or a proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules such as completely restricting the transferability of our securities, requiring us to complete a business combination within 18 months of the effective date of the initial registration statement and restricting the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to the completion of a business combination and we have a longer period of time to complete such a business combination than we would if we were subject to such rule.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information, approximately          similarly structured blank check companies have completed initial public offerings in the United States. Of these companies, only          companies have consummated a business combination, while          other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination, and        companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their stockholders. Accordingly, there are approximately          blank check companies with more than $     billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 36 months, we may be unable to complete a business combination.

During the 24-month period (36-month period if our public stockholders approve the extended period if requested by us) after we consummate this offering, we will be solely dependent on the $100,000 available to us outside of the trust account and up to $1,250,000 of earned interest on the funds held in the trust account (net of taxes) to provide us with the working capital we need to identify one or more target businesses and to complete our initial business combination. We believe that such amount will be sufficient to allow us to operate for at least the next 36 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay commitment fees for financing, fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, no more than $100,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. The funds held in trust will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial stockholders to operate or may be forced to liquidate. Our initial stockholders are under no obligation to advance funds in such circumstances.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than approximately $7.88 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Furthermore, there is no guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. Nor is there any guarantee that a court would uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, NAP and Elliot P. Friedman, our Vice Chairman, have entered into written agreements which provide that they will be liable to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered, or products sold, to us or by a prospective business target. However, the agreements entered into by NAP and Mr. Friedman specifically provide for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a legally enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors, third parties with which we entered into a contractual relationship or target businesses that would not be covered by the indemnity from NAP and Mr. Friedman, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us.

Seeking trust fund waivers from prospective target businesses and vendors, and the contractual commitments we have received from NAP and Mr. Friedman discussed above, are the only actions we will take to protect the funds in the trust account from being depleted by claims against the trust. Because we will seek to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, we believe the likelihood of NAP and Mr. Friedman having any such obligations is minimal. Notwithstanding the foregoing, we have questioned Mr. Friedman and the principals of NAP on matters of financial net worth and reviewed their financial information and believe that they will be able to satisfy any indemnification obligations that may arise. Based on these representations, we currently believe that NAP and Mr. Friedman are capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations. However, we have not asked them to reserve for such an eventuality. Furthermore, our belief is based on our expectation that their indemnification obligations will be less than $1,000,000. Accordingly, if that expectation turns out to be incorrect, we cannot assure you that they will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $7.88 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them. Any liability may extend well beyond the third anniversary of the date of distribution because we do not intend to comply with the procedures set forth in Section 280 of the Delaware General Corporation Law.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 36 months from the date of this prospectus. If we have not completed a business combination by such date and amended this provision in connection thereto, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we seek approval from our stockholders to approve the extended period, the proxy statement related to the extended period will also seek stockholder approval for our board of directors’ recommended plan of distribution and liquidation in the event our stockholders do not approve the extended period. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the expiration of the 24-month period (or 36-month period if the extended period has been approved) and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which are not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the 24-month period (or 36-month period if the extended period has been approved), this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrant will be exercisable and we will not be obligated to issue shares of common stock unless at the time such holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrant is effective and current. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. Factors such as an unexpected inability to remain current in our SEC reporting obligations or other material developments concerning our business could present difficulties in maintaining a current prospectus. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants may have no value, the market for such warrants may be limited and such warrants may expire worthless and you may have paid the full unit price solely for the shares of common stock included in the unit. Even if the prospectus relating to the common stock issuable upon exercise of the warrants is not current and effective, the warrants underlying the insider warrants may be exercised for unregistered shares of common stock.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our completion of a business combination), we expect to become listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

The warrants to be purchased by our initial stockholders are different than the warrants underlying the units being offered in this offering.

Simultaneously with the consummation of this offering, our officers, directors and initial stockholders will purchase from us, in a private placement transaction, 1,700,000 warrants at $1.00 per warrant (for a total purchase price of $1,700,000) pursuant to a letter agreement among us, Ladenburg Thalmann & Co. Inc., Morgan Joseph & Co. Inc. and the purchasers of those warrants. These “insider warrants” will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants (i) will be exercisable on a cashless basis and (ii) will not be redeemable by us, in each case, so long as they are still held by the purchasers or their affiliates. Accordingly, they may be exercised without the payment of cash whereas public warrantholders do not have the option to exercise their warrants on a cashless basis and would be forced to pay the exercise price in cash, which could make the exercise prohibitive. Furthermore, the fact that they are not redeemable may be viewed negatively by prospective target businesses and make it more difficult for us to complete a business combination.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, our management team may lack the expertise in the particular industry and therefore we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that management will be able to successfully complete the business combination. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 30,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 16,050,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. Subject to the number of shares that we are authorized to issue by our amended and restated certificate of incorporation, which amount may be increased by the affirmative vote of a majority of the shares then outstanding, there is no restriction on the amount of securities we may issue. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;
•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;
•	may be issued at less than the book value per share, diluting the interest of investors in this offering;
•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers or directors; and
•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
•	covenants that limit our ability to acquire capital assets or make additional acquisitions;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

The loss of any member of our management team or directors prior to the consummation of a business combination could adversely affect our ability to successfully consummate a business combination.

Our operations prior to our initial business combination are dependent upon a relatively small group of members of our management, including Dennis Nguyen, Elliot P. Friedman and Gregory Grego, and our directors. We believe that our ability to successfully effect a business combination depends upon the continued service of our management and directors. We cannot assure you that these individuals will remain with us for the immediate or foreseeable future. We do not have key man life insurance on these individuals. In addition, such individuals are not required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment contracts with any of our current management. The loss of Dennis Nguyen, our Chairman and Chief Executive Officer, or any of the other individuals would have an adverse effect on our ability to successfully consummate a business combination.

Our success after a business combination will be dependent upon the efforts of our key personnel, some of whom may join us following a business combination.

The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit any specified amount of time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors (including in the case of Mr. Friedman, with a blank check company) and are not obligated to devote any specific number of hours to our affairs. For a description of the primary business activities of our officers and directors, please see “Management  — Directors and Executive Officers.” If our officers’ or directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We have not established any procedures to ensure that our officers and directors observe their fiduciary duties. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

Members of our management team and our directors may become aware of business opportunities that may be appropriate for presentation to us as well as other entities with which they are or may become affiliated and, as a result, may have conflicts of interest that may adversely affect us.

Due to affiliations with other companies, members of our management team and directors have fiduciary obligations to present potential business opportunities to entities with which they are affiliated prior to presenting them to us which could cause conflicts of interest. NAP has formed New Asia Partners Capital

Management Limited (NAPCM), a private equity fund management company which intends to make minority, non-control investments of up to $25 million and focus its investments in the expansion capital stage of each company’s development. Each of Messrs. Nguyen, Lee and Grego are principals of NAPCM and have pre-existing obligations to the fund. In order to minimize conflicts, each of NAP and NAPCM has agreed, until the earlier of our initial business combination or our liquidation, to present to our company for consideration, prior to undertaking on its own behalf or presenting to any other person or entity, any business opportunity that has an enterprise value of $32 million or more and has its principal operations in the PRC. Conflicts of interest may arise in determining to which entity a particular business opportunity should be presented.

Elliot P. Friedman, our Vice Chairman, is, and our other officers and directors may in the future become, affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us. Mr. Friedman is a fiduciary of Capital TEN Acquisition Corp., a blank check company seeking to complete a business combination. Mr. Friedman’s fiduciary duty to Capital TEN Acquisition Corp. arises out of his letter agreement with Capital TEN Acquisition Corp. stating that, subject to any pre-existing fiduciary obligations, he will present to Capital TEN Acquisition Corp. for its prior consideration, prior to the presentation to any other person or entity, any suitable opportunity to acquire an operating business until the earlier of the consummation by Capital TEN Acquisition Corp. of a business combination, the liquidation of Capital TEN Acquisition Corp.’s trust fund, or the time at which he ceases to serve as an officer and director of Capital TEN Acquisition Corp. To date, Capital TEN Acquisition Corp. has not yet completed its initial public offering. Accordingly, to the extent Mr. Friedman identifies business opportunities not subject to the right of first refusal explained below that may be suitable for such entity, he must honor his pre-existing obligations to such entity and offer those opportunities to it prior to offering them to us.

Mr. Friedman and Capital TEN Partners, LLC have agreed, until the earlier of our initial business combination or our liquidation, to present to our company for consideration, prior to presentation to Capital TEN Acquisition Corp., any business opportunity in the health services, consumer/retail and alternative energy/environmental industries that has its principal operations located in the PRC.

Our officers and directors may organize, promote or become involved with other blank check companies, either before or after we consummate a business combination. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a discussion of our management team’s and directors’ existing affiliations and potential conflicts of interest that you should be aware of, please see “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.” We cannot assure you that any conflicts of interest will be resolved in our favor, and a potential target business may be presented to another entity prior to its presentation to us.

If we seek to consummate a business combination with a company that is affiliated with members of our management team, they may have conflicts of interest that may adversely affect us.

We may enter into a business combination with a target business that is affiliated with members of our management team, but only if we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. If we seek to consummate a business combination with a company that is affiliated with members of our management team, those individuals may have conflicts of interest in determining whether such business combination is appropriate, and the personal and financial interests of those individuals may influence their motivation in pursuing such business combination.

A business combination with a target business that is affiliated with members of our management could:

•	require us to spend additional time and efforts and hire additional outside consultants to assist us with our diligence;
•	result in such affiliated persons receiving additional benefits from the transaction that our stockholders will not receive, such as, if we were to assume target business agreements with such persons or their affiliates or if we assume or repay debt obligations of the target business owed to such persons or their affiliates or if we repay target business debt guaranteed by such persons or their affiliates; or
•	increase their ownership interest in our company through the receipt of equity interests received as consideration for the purchase of the target business.

Affiliates of our officers and directors beneficially own shares of our common stock issued prior to the offering, and our officers, directors and initial stockholders, which are affiliates of our officers and directors, will beneficially own warrants following this offering. These shares and warrants will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Affiliates of our officers and directors beneficially own shares of our common stock that were issued prior to this offering. Additionally, our officers, directors and initial stockholders, which are affiliates of our officers and directors, are purchasing insider warrants upon consummation of this offering. Such purchasers have waived their right to receive distributions with respect to their initial shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the shares acquired prior to this offering, as well as the insider warrants, and any warrants purchased by our officers, directors or initial stockholders in this offering or in the aftermarket will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

There is no limit to the amount of out-of-pocket expenses for which we may have to reimburse our initial stockholders, including our officers and directors, which could influence our officers’ and directors’ decisions with respect to selecting a target business and completing a business combination.

We will reimburse our initial stockholders, including our officers and directors, for actual out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing due diligence on suitable business combinations and travel expenses, meals and lodging incurred in visiting potential target businesses. If a business combination is consummated, there is no limit to the amount of these actual out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Since such persons can receive reimbursement of expenses only from our funds available outside of the trust account, any additional expenses would either be reimbursed after a business combination or not at all. Accordingly, a significant amount of reimbursed expenses could influence their decisions with respect to selecting a target business and completing a business combination.

We may enter into agreements with consultants or financial advisers that provide for the payment of fees upon the consummation of a business combination, and, therefore, such consultants or financial advisers may have conflicts of interest.

If we agree to pay consultants or financial advisers fees that are tied to the consummation of a business combination, they may have conflicts of interests when providing services to us, and their interests in such fees may influence their advice with respect to a potential business combination.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our initial business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition, although this may entail the simultaneous acquisitions of several operating businesses at the same time. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

If we determine to simultaneously acquire several businesses owned by different sellers, it may delay or hinder our ability to complete a business combination.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers), the risk that a potential target business may not be willing to condition its transaction upon the completion of another transaction (if there are multiple sellers), the need for multiple sets of financial statements to be prepared and audited and the risk that the additional time required to negotiate the transactions and prepare and finalize the proxy statement may not permit sufficient time to obtain stockholder approval prior to our prescribed deadline. In addition, following the business combination, we will be subject to the additional risks associated with subsequently assimilating operations and services or products of the acquired companies into a single operating business and the potential adverse effects on our business until such assimilation is complete and the operating risks of each acquired business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our initial stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We may require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

We may require public stockholders who wish to convert their shares in connection with a proposal to approve the extended period or a proposed business combination to either tender their certificates to our transfer agent at any time prior to the vote taken at the stockholder meeting relating to the proposal to approve the extended period or such business combination or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. This requirement may make it more difficult for stockholders to elect to convert their shares and more likely that a stockholder will not meet all of the requirements for conversion. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate.

While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than two weeks for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

We may not adequately assess the fair market value of a target business that we seek to acquire and we are not required to seek an independent valuation except in certain circumstances.

The target business that we acquire, or acquire control of, must have a fair market value equal to at least 80% of our net assets at the time of such acquisition. We are not required to obtain an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of at least 80% of our net assets. The fair market value of the target may be determined by our board of directors based upon one or more standards generally accepted by the financial community (examples of which may include actual and potential sales, earnings and cash flow and book value). Accordingly, our board could rely heavily upon assumptions about the future growth and financial prospects of a target business, rather than its historical results of operations. We cannot assure you that such assumptions will prove to be correct. Furthermore, we are not required to obtain an opinion from an unaffiliated third party indicating that the price we are paying is fair to our shareholders from a financial point of view unless the target is affiliated with our officers and directors, existing shareholders or their affiliates. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, whose collective experience in business evaluations for blank check companies like ours is not significant. Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Because only        of the        blank check companies that have gone public in the United States since August 2003 have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate a business combination with a target business within the prescribed time periods, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our initial stockholders control a substantial interest in us and may influence certain actions requiring a stockholder vote.

Upon consummation of this offering, our initial stockholders will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). Accordingly, they could exert significant influence on any matter subject to a stockholder vote, other than the approval of the initial business combination. None of our officers and directors, existing stockholders or their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock from persons in the open market or in private transactions. However, if stockholders holding a significant number of shares vote, or indicate an intention to vote, against a proposed business combination, our officers and directors, existing stockholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our initial stockholders.

Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert control at least until the consummation of a business combination.

Our initial stockholders paid an aggregate of $25,000, or approximately $0.02 per share, for their shares (assuming no exercise of the underwriters’ over-allotment option and the resulting forfeiture of 187,500 shares held by our initial stockholders) and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. New investors in this offering will pay a purchase price per share which substantially exceeds our net assets, while our initial stockholders acquired their initial shares of common stock at a nominal price, significantly contributing to this dilution. After this offering, the initial stockholders will have contributed approximately 0.06% of the total consideration paid for our securities and received 20% of the total shares purchased. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 31.3% or $2.50 per share (the difference between the pro forma net tangible book value per share of $5.50 after the offering and the initial offering price of $8.00 per unit).

Because our initial stockholders, including our officers and directors, have paid significantly less for their shares than the public stockholders, they may profit from a business combination even if the transaction is not profitable for the public stockholders.

Our initial stockholders paid an aggregate of $25,000 for their shares, or $0.02 per share. Due to the disparity of their purchase price for the shares and the initial public offering price of the units, they are likely to receive a substantial increase in value of their shares following a business combination, even if the transaction is not profitable for our public stockholders. On the other hand, our initial stockholders will not receive any distribution from the trust account if a business combination is not approved and the trust proceeds are distributed to our public stockholders. As a result, the personal and financial interests of our directors and officers may influence their motivation in identifying, selecting a target business and recommending to our public stockholders for approval a business combination.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 5,000,000 shares of common stock as part of the units offered by this prospectus and the insider warrants to purchase 1,700,000 shares of common stock. The warrants become exercisable upon the later of the completion of a business combination with a target business, and one year from the date of this prospectus, provided that a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. To the extent, we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

If our initial stockholders or the purchasers of the insider warrants exercise their registration rights with respect to their initial shares or insider warrants and underlying securities, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our initial stockholders are entitled to make a demand that we register the resale of their initial shares at any time commencing three months prior to the date on which their shares are released from escrow. Additionally, the purchasers of the insider warrants are entitled to demand that we register the resale of its insider warrants and underlying shares of common stock at any time after we consummate a business combination. If such parties exercise their registration rights with respect to all of their securities, then there will be an additional 1,250,000 shares of common stock (or 1,437,500 shares of common stock if the over-allotment option is exercised in full) and 1,700,000 warrants (as well as 1,700,000 shares of common stock underlying the warrants) eligible for trading in the public market. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or may request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our common stock.

Investors in this offering may engage in resale transactions only in those states that we have registered this offering and a limited number of other jurisdictions where an applicable exemption from registration exists.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York and Rhode Island. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho may purchase units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the common stock and warrants comprising the units are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc.

No salary or other compensation will be paid to our directors for services rendered by them on our behalf prior to or in connection with a business combination. Accordingly, we believe our non-executive directors would be considered “independent” as that term is commonly used by the Nasdaq Stock Market, Inc. and the American Stock Exchange LLC. Such exchanges define “independent” as a person, other than an officer or employee of the company or any parent or subsidiary, having no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Equity ownership of non-executive directors is not relevant to the definition of independent. However, under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because certain of our directors indirectly own shares of our securities, and all of our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf (such as identifying potential target businesses and performing due diligence on suitable business combinations), state securities administrators could argue that all of such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of any independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a count of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations, and a material adverse effect on the prices of our securities held by public stockholders.

Because our initial stockholders’ initial equity investment for their initial shares was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Interest promulgated by The North American Securities Administrators Association, Inc., any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our promoters’ initial investment of $25,000 for their initial shares is less than the required $1,110,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. If the offering were disallowed, it would further restrict your ability to engage in resale transactions with respect to our securities. Additionally, if we are unable to complete a business combination, our promoters’ loss will be limited to their initial investment. Conversely, if we are able to complete a business combination, the shares of common stock acquired prior to this offering will be worth significantly more than $25,000.

Because of our current financial condition, our offering may be disallowed by state administrators following the North American Securities Administrators Association, Inc. Statement of Policy Regarding Unsound Financial Condition.

Pursuant to the Statement of Policy Regarding Unsound Financial condition promulgated by the North American Securities Administrators Association, Inc., any state administrator may disallow an offering if the financial statements of the company contain a footnote or the independent auditor’s report contains an explanatory paragraph regarding the company’s ability to continue as a going concern and the company has, among other things, an accumulated deficit and no revenue from operations. The report of BDO Seidman, LLP, our independent registered public accounting firm, contains a going concern explanatory paragraph and we have no revenues from our operations and an accumulated deficit. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this polity. If the offering were disallowed, it would further restrict your ability to engage in resale transactions with respect to our securities.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted funds.

The determination for the offering price of our units and insider warrants is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants, as well as the price of the insider warrants, were negotiated between us and the representatives. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, and the insider warrants include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

Because certain of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

Certain of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers. Moreover, we have been advised that the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extraction treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the United States federal securities laws.

As a result of the foregoing, public stockholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling stockholders than they would with a company whose officers and directors reside in the United States.

Risks Related to Operations in China

Business combinations with companies with operations in China entail special considerations and risks, if we are successful in completing a business combination with a target business with operations in China, we will be subject to, and possibly adversely affected by the following risks:

After a business combination, substantially all of our assets will likely be located in China and substantially all of our revenue will be derived from our operations in China. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in China.

The PRC’s economic, political and social conditions, as well as government policies, could affect our business. The PRC economy differs from the economies of most developed countries in many respects. China’s GDP has grown consistently since 1978 (National Bureau of Statistics of China). However, we cannot assure you that such growth will be sustained in the future. If in the future China’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate a business combination and, if we effect a business combination, the ability of that target business to become profitable.

The PRC’s economic growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may have a negative effect on us, depending on the industry in which we engage in a business combination. For example, our financial condition and results of operations may be adversely affected by PRC government control over capital investments or changes in tax regulations that are applicable to a potential target business and a business combination.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the use of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over PRC economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. We cannot assure you that China’s economic, political or legal systems will not develop in a way that becomes detrimental to our business, results of operations and prospects.

A recent positive economic change has been the PRC’s entry into the World Trade Organization, or WTO, the sole global international organization dealing with the rules of trade between nations. It is believed that the PRC’s entry will ultimately result in a reduction on tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States. If actions are not taken to rectify these problems, trade relations may be strained and this may have a negative impact on China’s economy.

If relations between the United States and the PRC deteriorate, potential target businesses or their goods or services could become less attractive.

The relationship between the United States and the PRC is subject to sudden fluctuation and periodic tension. For instance, the United States recently announced its intention to impose new short-term quotas on Chinese clothing imports, which may be extended for several years. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the PRC in industries that may affect our ultimate target business. Relations may also be compromised if the U.S. becomes a more vocal advocate of Taiwan or proceeds to sell certain military weapons and technology to Taiwan. Changes in political conditions in the PRC and changes in the state of Sino-U.S. relations are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive.

If we acquire control of a target business through contractual arrangements with one or more operating businesses in China, such contracts may not be as effective in providing operational control as direct ownership of such businesses and may be difficult to enforce.

We will only acquire a business or businesses that, upon the completion of our initial business combination, will be our majority-owned subsidiaries and will be neither investment companies nor companies excluded from the definition of investment company by Sections 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940. However, the government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries. The industry groups that are restricted are wide ranging, including certain aspects of telecommunications, advertising, food production, and heavy equipment manufacturers, for example. In addition there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security in the PRC, or having “famous brand names” or “well established brand names.” Subject to the review requirements of the Ministry of Commerce in the PRC and other relevant agencies in the PRC for acquisitions of assets and companies in the PRC and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company which may not be subject to the merger and acquisition regulations mentioned above since these types of arrangements typically do not involve a change of equity ownership in a PRC operating company, injure a third party or affect the social public interest. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would be our nominees and, therefore, may exempt the transaction from the merger and acquisition regulations, including the application process required thereunder. However, since there has been limited implementation guidance provided with respect to the merger and acquisition regulations, there can be no assurance that the relevant government agency would not apply them to a business combination effected through contractual arrangements. If such an agency determines that such an application should have been made consequences may include levying fines, revoking business and other licenses, requiring restructure of ownership or operations and requiring discontinuation of any portion of all of the acquired business. The agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under PRC laws and regulations. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal systems could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control or receive the full economic benefits of full direct ownership over the target business.

Contractual arrangements we enter into with potential future subsidiaries and affiliated entities or acquisitions of offshore entities that conduct PRC operations through affiliates in China may be subject to a high level of scrutiny by the PRC tax authorities.

Under PRC law, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. If any of the transactions we enter into with potential future subsidiaries and affiliated entities are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under PRC law, the PRC tax authorities have the authority to disallow any tax savings, adjust the profits and losses of such possible future PRC entities and assess late payment interest and penalties. A finding by the PRC tax authorities that we are ineligible for any such tax savings, or that any of our possible future affiliated entities are not eligible for tax exemptions, would substantially increase our possible future taxes and thus reduce our net income and the value of your investment. In addition, in the event that in connection with an acquisition of an offshore entity that conducted its PRC operations through affiliates in China, the sellers of such entities failed to pay any taxes required under PRC law, the PRC tax authorities could require us to withhold and pay the tax, together with late payment interest and penalties. The occurrence of any of the foregoing could have a negative impact on our operating results and financial condition.

If the PRC government finds that the agreements in which we acquire control through contractual arrangements by establishing the structure for operating our China businesses do not comply with PRC governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to significant penalties or be forced to relinquish our interests in those operations.

PRC laws and regulations currently prohibit or restrict foreign ownership in certain “important industries,” including telecommunications, advertising, food production and heavy equipment. There are uncertainties under PRC laws and regulations whether obtaining a majority interest through contractual arrangements will comply with regulations prohibiting or restricting foreign ownership in certain industries. For example, the PRC may apply restrictions in other industries in the future. In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or those in the PRC having “famous Chinese brand names” or “well established Chinese brand names.”

If we or any of our potential future subsidiaries or affiliated entities are found to be in violation of any existing or future PRC laws or regulations (for example, if we are deemed to be holding equity interests in certain of our affiliated entities in which direct foreign ownership is prohibited) the relevant PRC regulatory authorities might have the discretion to:

•	revoke the business and operating licenses of our possible future PRC subsidiaries or affiliates;
•	confiscate relevant income and impose fines and other penalties;
•	discontinue or restrict our possible future PRC subsidiaries’ or affiliates’ operations;
•	require us or our possible future PRC subsidiaries or affiliates to restructure the relevant ownership structure or operations;
•	restrict or prohibit our use of the proceeds of this offering to finance our businesses and operations in China; or
•	impose conditions or requirements with which we or our possible future PRC subsidiaries or affiliates may not be able to comply.

The imposition of any of these penalties could result in a material and adverse effect on our ability to conduct our business.

In addition, the relevant PRC regulatory authorities may impose further penalties. Any of these consequences could have a material and adverse effect on our operations.

In many cases, existing regulations with regard to investments from foreign investors and domestic private capital lack detailed explanations and operational procedures, and are subject to interpretation, which may change over time. We thus cannot be certain how the regulations will be applied to our business, either currently or in the future. Moreover, new regulations may be adopted or the interpretation of existing regulations may change, any of which could result in similar penalties, resulting in a material and adverse effect on our ability to conduct our business.

As a result of merger and acquisition regulations implemented on September 8, 2006 relating to acquisitions of assets and equity interests of Chinese companies by foreign persons, it is expected that acquisitions will take longer and be subject to economic scrutiny by the PRC government authorities such that we may not be able to complete a transaction.

On September 8, 2006, the Ministry of Commerce together with several other government agencies, promulgated a comprehensive set of regulations governing the approval process by which a Chinese company may participate in an acquisition of its assets or its equity interests and by which a Chinese company may obtain public trading of its securities on a securities exchange outside the PRC. Although there was a complex series of regulations in place prior to September 8, 2006 for approval of Chinese enterprises that were administered by a combination of provincial and centralized agencies, the new regulations have largely centralized and expanded the approval process to the Ministry of Commerce (MOFCOM), the State Administration of Industry and Commerce (SAIC), the State Administration of Foreign Exchange (SAFE) or its branch offices, the State Asset Supervision and Administration Commission (SASAC), and the China Securities Regulatory Commission (CSRC). Depending on the structure of the transaction as determined once a definitive agreement is executed, these regulations will require the Chinese parties to make a series of applications and supplemental applications to the aforementioned agencies, some of which must be made within strict time limits and depending on approvals from one or the other of the aforementioned agencies. The application process has been supplemented to require the presentation of economic data concerning a transaction, including appraisals of the business to be acquired and evaluations of the acquirer which will permit the government to assess the economics of a transaction in addition to the compliance with legal requirements. If obtained, approvals will have expiration dates by which a transaction must be completed. Also, completed transactions must be reported to MOFCOM and some of the other agencies within a short period after closing or be subject to an unwinding of the transaction. It is expected that compliance with the regulations will be more time consuming than in the past, will be more costly for the Chinese parties and will permit the government much more extensive evaluation and control over the terms of the transaction. Therefore, a business combination we propose may not be able to be completed because the terms of the transaction may not satisfy aspects of the approval process and may not be completed, even if approved, if they are not consummated within the time permitted by the approvals granted. Because the September 8, 2006 PRC merger and acquisition regulations permit the government agencies to have scrutiny over the economics of an acquisition transaction and require consideration in a transaction to be paid within stated time limits, we may not be able to negotiate a transaction that is acceptable to our shareholders or sufficiently protect their interests in a transaction.

The regulations have introduced aspects of economic and substantive analysis of the target business and the acquirer and the terms of the transaction by MOFCOM and the other governing agencies through submissions of an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction as determined once a definitive agreement is executed. The regulations also prohibit transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets. The regulations require that in certain transaction structures, the consideration must be paid within strict time periods generally not in excess of a year. Because the Chinese authorities have expressed concern with offshore transactions that convert domestic companies into foreign investment enterprises (FIEs) in order to take advantage of certain benefits, including reduced taxation, in China, regulations require new foreign sourced capital of not less than 25% of the domestic company’s post-acquisition capital in order to obtain FIE treatment. Accordingly, if a sufficient amount of foreign capital is not infused into the domestic company, it will not be eligible to obtain FIE treatment. In asset transactions there must be no harm to third parties or the public interest in the allocation of assets and liabilities being assumed or acquired. These aspects of the regulations will limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Therefore, we may not be able to negotiate a transaction with terms that will satisfy our investors and protect our shareholders interests in an acquisition of a Chinese business or assets.

The PRC merger and acquisition regulations of September 8, 2006, have introduced industry protection and antitrust aspects to the acquisition of Chinese companies and assets which may limit our ability to effect an acquisition.

Under the PRC merger and acquisition regulations, acquisitions of Chinese domestic companies relating to “important industries” that may affect the national economic security or result in the transfer of “actual control” of companies having “famous Chinese brand names” or “well established Chinese brand names” must be reported and approved by the Ministry of Commerce. The merger and acquisition regulations also provide for antitrust review requirements for certain large transactions or transactions involving large companies and roll-up transactions with the same effect in the relevant Chinese market. In addition, certain mergers and acquisitions among foreign companies occurring outside of the PRC could also be subject to antitrust review in China which is similar to United States anti-trust law concepts. The regulations use various economic tests to determine if the transaction has to be reported to MOFCOM which include (i) if any of the parties to the transaction has a turnover in the Chinese market of more than RMB 1,500,000,000, (ii) if in a transaction outside of the PRC, any party thereto has assets in the PRC of more than RMB 3,000,000,000, (iii) if any of the parties to the transaction, before its consummation, has control of not less than 20% of the Chinese market, (iv) if any of the parties as a result of the transaction will control 25% of the Chinese market, (v) the foreign investor has acquired 10 or more enterprises in related industries in the PRC during the last year, or (vi) if a transaction outside of the PRC results in the foreign entities acquiring 15 or more FIEs in related industries within the PRC. Exemptions may be sought from the MOFCOM and SAIC on the basis that: (i) the transaction will improve market competition, (ii) the transaction will restructure unprofitable entities and ensures employment, (iii) the transaction will introduce high technologies and increase international competitiveness, and (iv) the transaction will improve the environment. Notwithstanding the September 8, 2006 regulations, there is a draft anti-monopoly law being considered which may replace or supplement the above provisions. Any transaction that we contemplate will have to comply with these regulations and may require additional approval or abandonment if we are not able to satisfy the requirements of the governmental authorities. When we evaluate a potential transaction, we will consider the need to comply with these regulations which may result in our modifying or not pursuing a particular transaction.

Ambiguities in the regulations of September 8, 2006 may make it difficult for us to properly comply with all applicable rules and may affect our ability to consummate a business combination.

Although the merger and acquisition regulations provide specific requirements and procedures, there are many ambiguities which give the regulators great latitude in the approval process which will cause uncertainty in our ability to complete a transaction on a timely basis.

The merger and acquisition regulations set forth many requirements that have to be followed, but there are still many ambiguities in the meaning of many provisions. Although further regulations are anticipated in the future, until there has been clarification either by pronouncements, regulation or practice, there is some uncertainty in the scope of the regulations. Moreover, the ambiguities give the regulators wide latitude in the enforcement of the regulations and approval of transactions. Therefore, we cannot predict the extent to which the regulations will apply to a transaction, and therefore, there may be uncertainty in whether or not a transaction will be completed until the approval process is under way or until the preliminary approvals are obtained. This may negatively impact our ability to consummate a business combination.

If the PRC imposes restrictions to reduce inflation, future economic growth in the PRC could be severely curtailed which could materially and adversely impact our profitability following a business combination.

While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the supply of money and rising inflation. In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Imposition of similar restrictions may lead to a slowing of economic growth and decrease the interest in the services or products we may ultimately offer leading to a material and adverse impact on our profitability.

Any devaluation of currencies used in the PRC could negatively impact our target business’ results of operations and any appreciation thereof could cause the cost of a target business as measured in United States dollars to increase.

Because our objective is to complete a business combination with a target business having its primary operating facilities located in the PRC, and because substantially all revenues and income following a business combination would be received in a foreign currency such as Renminbi, the main currency used in the PRC, the dollar equivalent of our net assets and distributions, if any, would be adversely affected by reductions in the value of the Renminbi. The value of the Renminbi fluctuates and is affected by, among other things, changes in the PRC’s political and economic conditions. The conversion of Renminbi into foreign currencies such as the United States dollar has been generally based on rates set by the People’s Bank of China, which are set daily based on the previous day’s interbank foreign exchange market rates and current exchange rates on the world financial markets. Historically, China “pegged” its currency to the United States dollar. This meant that each unit of Chinese currency had a set ratio for which it could be exchanged for United States currency, as opposed to having a floating value like other countries’ currencies. Many countries argued that this system of keeping the Chinese currency low when compared to other countries gave Chinese companies an unfair price advantage over foreign companies. Due to mounting pressure from other countries, the PRC recently reformed its economic policies to establish a floating value for its currency. However, China recently adopted a floating rate with respect to the Renminbi, with a 0.3% fluctuation. As of December 31, 2007, the exchange rate of the Renminbi was 7.3141 against the United States dollar, amounting to a 6.6% appreciation of the Renminbi since December 31, 2006. This floating exchange rate, and any appreciation of the Renminbi that may result from such rate, could cause the cost of a target business as measured in dollars to increase. Further, target companies may be adversely affected since the competitive advantages that existed as a result of the former policies will cease. We cannot assure you that a target business with which we consummate a business combination will be able to compete effectively with the new policies in place.

Fluctuations in the value of the Renminbi relative to foreign currencies could affect our operating results.

Following a business combination, our payroll and other costs of non-United States operations will be payable in foreign currencies, primarily Renminbi. To the extent future revenue is denominated in non-United States currencies, we would be subject to increased risks relating to foreign currency exchange rate fluctuations that could have a material adverse affect on our business, financial condition and operating results. The value of Renminbi against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. As our operations will be primarily in China, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Renminbi we convert would be reduced. The Chinese government recently announced that it is pegging the exchange rate of the Renminbi against a number of currencies, rather than just the United States dollar. Fluctuations in the Renminbi exchange rate could adversely affect our ability to find an attractive target business with which to consummate a business combination and to operate our business after a business combination.

Because the September 8, 2006 PRC merger and acquisition regulations permit the government agencies to have scrutiny over the economics of an acquisition transaction and require consideration in a transaction to be paid within stated time limits, we may not be able to negotiate a transaction that is acceptable to our shareholders or sufficiently protect their interests in a transaction.

The regulations have introduced aspects of economic and substantive analysis of the target business and the acquirer and the terms of the transaction by MOFCOM and the other governing agencies through submissions of an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction as determined once a definitive agreement is executed. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets. The regulations require that in certain transaction structures, the consideration must be paid within strict time periods, generally not in excess of a year. Because the Chinese authorities expressed concern with offshore transactions which converted domestic companies into foreign investment enterprises (FIEs) in order to take advantage of certain benefits, including reduced taxation, in China, regulations require new foreign sourced capital of not less than 25% of the domestic company’s post–acquisition capital in order to obtain FIE treatment. Accordingly, if a sufficient amount of foreign capital is not infused into the domestic company, it will not be eligible to obtain FIE treatment. In asset transactions there must be no harm of third parties and the public interest in the allocation of assets and liabilities being assumed or acquired. These aspects of the regulations will limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Therefore, we may not be able to negotiate a transaction with terms that will satisfy our investors and protect our shareholders’ interests in an acquisition of a Chinese business or assets.

Exchange controls that exist in the PRC may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination, we will be subject to the PRC’s rules and regulations on currency conversion. In the PRC, the State Administration for Foreign Exchange (SAFE) regulates the conversion of the Renminbi into foreign currencies. Currently, foreign investment enterprises (FIEs) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, we will likely be an FIE as a result of our ownership structure. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency conversion within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of the SAFE. We cannot assure you that the PRC regulatory authorities will not impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.

If the PRC enacts regulations in our target business’ proposed industry segments which forbid or restrict foreign investment, our ability to consummate a business combination could be severely impaired.

Many of the rules and regulations that companies face in China are not explicitly communicated. If new laws or regulations forbid foreign investment in industries in which we want to complete a business combination, they could severely limit the candidate pool of potential target businesses. Additionally, if the relevant Chinese authorities find us or the target business with which we ultimately complete a business combination to be in violation of any existing or future Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;
•	revoking our business and other licenses;
•	requiring that we restructure our ownership or operations; and
•	requiring that we discontinue any portion or all of our business.

Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that may limit or adversely effect our ability to acquire PRC companies.

Regulations were issued on October 21, 2005 by the SAFE (that replaced two previously issued regulations on January 24, 2005 and April 8, 2005, respectively) that will require approvals from, and registrations with, PRC government authorities in connection with direct or indirect offshore investment activities by PRC residents and PRC corporate entities. The SAFE regulations retroactively require approval and registration of direct or indirect investments previously made by PRC residents in offshore companies. In the event that a PRC shareholder with a direct or indirect stake in an offshore parent company fails to obtain the required SAFE approval and make the required registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE approval and registration requirements described above, as currently drafted, could result in liability under PRC law for foreign exchange evasion.

As a result of the lack of implementing rules, the uncertainty as to when the new draft regulations will take effect, and uncertainty concerning the reconciliation of the new regulations with other approval requirements, it remains unclear how these existing regulations, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We are committed to complying with the relevant rules. As a result of the foregoing, we cannot assure you that we or the owners of the target business we intend to acquire, as the case may be, will be able to complete the necessary approval, filings and registrations for a proposed business combination. This may restrict our ability to implement our business combination strategy and adversely affect our operations.

Because Chinese law will govern almost all of any target business’ material agreements, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

Chinese law will govern almost all of our target business’ material agreements, many of which may be with Chinese governmental agencies. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available outside of the PRC. The system of laws and the enforcement of existing laws and contracts in the PRC may not be as certain in implementation and interpretation as in the United States. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

If we acquire a target business through contractual arrangements with one or more operating businesses in China, such contracts may not be as effective in providing operational control as direct ownership of such businesses and may be difficult to enforce.

The government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries. The industry groups that are restricted are wide ranging, including certain aspects of telecommunications, advertising, food production, and heavy equipment manufacturers, for example. In addition there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous Chinese brand names” or “well established Chinese brand names.” Subject to the review requirements of the Ministry of Commerce and other relevant agencies as discussed elsewhere for acquisitions of assets and companies in the PRC and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company which may not be subject to the merger and acquisition regulations mentioned above since these types of arrangements typically do not involve a change of equity ownership in a PRC operating company, injure a third party or affect the social public interest. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would be our nominees and, therefore, may exempt the transaction from the merger and acquisition regulations, including the application process required thereunder. However, since there has been limited implementation guidance provided with respect to the merger and acquisition regulations, there can be no assurance that the relevant government agency would not apply them to a business combination effected through contractual arrangements. If such an agency determines that such an application should have been made consequences may include levying fines, revoking business and other licenses, requiring restructure of ownership or operations and requiring discontinuation of any portion of all of the acquired business. These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under PRC law and regulation. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control or receive the full economic benefits of full direct ownership over the target business.

If our management following a business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws which could lead to various regulatory issues.

Following a business combination, our management will likely resign from their positions as officers of the company and the management of the target business at the time of the business combination will remain in place. We cannot assure you that management of the target business will be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Because any target business with which we attempt to complete a business combination may be required to provide our shareholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, prospective target businesses may be limited.

In accordance with requirements of United States Federal securities laws, in order to seek shareholder approval of a business combination, a proposed target business may be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards. To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards, we may not be able to complete a business combination with that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may complete a business combination. Furthermore, to the extent that we seek to acquire a target business that does not have financial statements prepared in accordance with United States generally accepted accounting principles, it could make it more difficult for our management to analyze such target business and determine whether it has a fair market value in excess of 80% of our net assets. It could also delay our preparation of our proxy statement that we will send to shareholders relating to the proposed business combination with such a target business, thereby making it more difficult for us to consummate such a business combination.

If certain exemptions within the PRC regarding withholding taxes are removed, we may be required to deduct Chinese corporate withholding taxes from dividends we may pay to our shareholders following a business combination.

According to the PRC’s applicable income tax laws, regulations, notices and decisions related to foreign investment enterprises and their investors (the “Applicable Foreign Enterprises Tax Law”), income such as dividends and profits distribution from the PRC derived from a foreign enterprise which has no establishment in the PRC is subject to a 20% withholding tax, unless the relevant income is specifically exempted from tax under the Applicable Foreign Enterprises Tax Law. Currently, profits derived by a shareholder, such as through dividends, from a foreign-invested enterprise (an “FIE”) are exempted. However, if the foregoing exemption is removed in the future following a business combination, we may be required to deduct certain amounts from dividends we may pay to our shareholders to pay corporate withholding taxes.

After we consummate a business combination, our operating company in China will be subject to restrictions on dividend payments.

After we consummate a business combination, we will rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in China would permit our operating company in China to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such reserve account may not be distributed as cash dividends. In addition, if our operating company in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder, you will be taxed on the U.S. dollar value of your dividends at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the conversion rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If we are treated as a “passive foreign investment company,” it could have adverse U.S. federal income tax consequences to U.S. shareholders.

If we are determined to be a passive foreign investment company, known as a “PFIC,” U.S. shareholders could be subject to adverse United States federal income tax consequences. Specifically, if we are determined to be a PFIC for any taxable year, each U.S. shareholder may be subject to increased tax liabilities under U.S. tax laws and regulations and may be subject to additional reporting requirements. The determination of whether we are a PFIC will be made on an annual basis and will depend on the composition of our income and assets, including goodwill. The calculation of goodwill will be based, in part, on the market value of our common stock from time to time, which may be volatile. In general, we will be classified as a PFIC for any taxable year in which either (1) at least 75% of our gross income is passive income or (2) at least 50% of the value (determined on the basis of a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income. For purposes of these tests, cash, including working capital, and investments are considered assets that produce or are held for the production of passive income. If a corporation would otherwise be a PFIC in its start-up year (defined as the first taxable year such corporation earns gross income), it is not treated as a PFIC in that taxable year, provided that: (i) no predecessor corporation was a PFIC; (ii) it is established to the Internal Revenue Service’s satisfaction that the corporation will not be a PFIC in either of the two succeeding taxable years; and (iii) the corporation is not, in fact, a PFIC for either succeeding taxable year. We cannot assure you that we will not be treated as a PFIC for U.S. federal income tax purposes. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could, “estimate,” “expect,” “intend,” “may,” “might,” “plan, “possible,” “potential,” “predict,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete a combination with one or more target businesses;
•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination;
•	management team allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements;
•	potential inability to obtain additional financing to complete a business combination;
•	limited pool of prospective target businesses;
•	potential change in control if we acquire one or more target businesses for stock;
•	public securities’ limited liquidity and trading;
•	failure to list or delisting of our securities from the American Stock Exchange or an inability to have our securities listed on the American Stock Exchange following a business combination;
•	use of proceeds not in trust or available to us from interest income on the trust account balance; or
•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the insider warrants, will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
From offering	$40,000,000	$46,000,000
From private placement	1,700,000	1,700,000
Total gross proceeds	$41,700,000	$47,700,000
Offering expenses(1)
Underwriting discount (7% of gross proceeds from offering, 4% of which is payable at closing and 3% of which is payable upon consummation of a business combination)(1)(2)(4)	$1,600,000	$1,840,000
Deferred underwriting discount	1,200,000	1,380,000
Legal fees and expenses (including blue sky services and expenses)	355,000	355,000
Printing and engraving expenses	100,000	100,000
Accounting fees and expenses	60,000	60,000
SEC registration fee	3,455	3,455
FINRA filing fee	9,290	9,290
Miscellaneous expenses.	72,255	72,255
Total offering expenses	$3,400,000	$3,820,000
Net proceeds before payment of deferred underwriting fees
Held in trust	$38,200,000	$43,780,000
Not held in trust(3)	100,000	100,000
Total net proceeds	$38,300,000	$43,880,000
Adjustments:(3)
Deferred underwriting commission to be held in trust	$1,200,000	$1,380,000
Total held in trust	$39,400,000	$45,160,000
Use of net proceeds not held in trust and amounts available from interest income earned on the trust account(3)(4)
Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	$400,000	29.6%
Due diligence of prospective target businesses by officers, directors and initial stockholders	250,000	18.5%
Legal and accounting fees relating to SEC reporting obligations.	200,000	14.8%
Payment of administrative fee to New Asia Partners Limited ($7,500 per month for 36 months)	270,000	20.0%
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves	230,000	17.1%
Total	$1,350,000	100.0%

(1)	As of the date of this prospectus, approximately $82,000 of the offering expenses, including the SEC registration fee, the Financial Industry Regulatory Authority (FINRA) filing fee, and a portion of the legal and audit fees, have been or will be paid from the funds we received from New Asia Partners Limited as described below. These funds will be repaid out of the proceeds of this offering available to us.
(2)	No discounts or commissions will be paid with respect to the purchase of the insider warrants. For purposes of presentation, the underwriting discounts and commissions are reflected as the amount payable to the underwriters upon consummation of the offering. An additional $1,200,000, or $1,380,000 if the over-allotment option is exercised in full, all of which will be deposited in trust following the consummation of the offering, is payable to the underwriters only if and when we consummate a business combination.
(3)	The amount of proceeds not held in trust will remain constant at $100,000 even if the over-allotment option is exercised. In addition, $1,250,000 of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements, provided, however, that we will not be allowed to withdraw interest income earned on the trust account for our working capital requirements unless we have sufficient funds available to us to pay our tax obligations then due at that time. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.
(4)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent, they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

In addition to the offering of units by this prospectus, New Asia Partners Limited and Capital TEN Partners, LLC, our initial stockholders, have committed to purchase 1,054,000 and 646,000 insider warrants, respectively, for $1.00 per insider warrant (for an aggregate purchase price of $1,700,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the insider warrants. All of the proceeds we receive from these purchases will be placed in the trust fund described below.

$37,700,000, or $43,460,000 if the over-allotment option is exercised in full, of net proceeds of this offering, plus the $1,700,000 we will receive from the sale of the insider warrants, will be placed in a trust account at         , maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. This amount includes a portion of the underwriting discounts and commissions payable to the underwriters in this offering. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination and have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination. The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180-days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest income that may be released to us of (i) up to $1,250,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any additional amounts we may need to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The payment to New Asia Partners Limited, an affiliate of certain of our officers and directors, of a monthly fee of $7,500 is for general and administrative services including office space, utilities and secretarial support. This arrangement is being agreed to by New Asia Partners Limited for our benefit and is not intended to provide any such affiliated officers and directors compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Pudong, Shanghai area, that the fee charged by New Asia Partners Limited is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public stockholders. Other than the $7,500 per month fee, no compensation of any kind (including finder’s, consulting or other similar fees), whether paid in cash, our securities or otherwise, will be paid by us or a target business to any of our existing officers, directors, stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as searching for and identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations or meet with their representatives or owners. Prior to the completion of an initial business combination, reimbursement for such expenses will be paid by us out of the funds not held in, or otherwise available to us, from the trust account and currently allocated to “Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination,” “Due diligence of prospective target businesses by our officers, directors and initial stockholders” and “Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves.” Since such persons can receive reimbursement of expenses only from such available funds, and amounts available from interest income earned on the trust account and any additional expenses would either be reimbursed after a business combination or not at all. If a business combination is consummated, there is no limit to the amount of these actual out-of-pocket expenses which may be very large and could exceed the amount we have allocated to working capital. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us outside of trust for our search for a business combination is estimated to be no more than $100,000. In addition, interest earned on the funds held in the trust account, up to $1,250,000, maybe released to us to fund our working capital requirements, provided, however, that we will not be allowed to withdraw interest income earned on the trust account for our working capital requirements unless we have sufficient funds available to us to pay our tax obligations then due at that time. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe. We intend to use the excess working capital (approximately $230,000) for miscellaneous expenses, director and officer liability insurance premiums, payment of the administrative fee to New Asia Partners Limited ($270,000) and general corporate purposes, with the balance of $850,000 to be used for due diligence, legal, accounting and other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our initial stockholders in connection with activities on our behalf as described below. We believe these funds will be sufficient to cover the foregoing expenses and reimbursement costs. We could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent, where we paid the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above-described categories.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. Additionally, while we are not obligated to engage any of the underwriters to assist us with locating a target business following this offering, we are not restricted from doing so. If we did, we may pay a fee to them for their services for assisting us in locating a target business. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, each of NAP and Elliot P. Friedman, our Vice Chairman, has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $75,000 to $100,000) and has agreed not to seek repayment of such expenses.

As of the date of this prospectus, New Asia Partners Limited and Capital TEN Partners, LLC have advanced to us an aggregate of $88,000 under non-interest bearing lines of credit, which was used to pay a portion of the expenses of this offering referenced in the line items above for a portion of the legal and audit fees and expenses. The loans will be payable without interest on the earlier of November 30, 2008 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 24 months (or 36 months if the extended period is approved), assuming that a business combination is not consummated during that time.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only (i) in the event of our liquidation or (ii) if that public stockholder converts such shares into cash in connection with (a) stockholder approval of the proposal for the extended period that the stockholder voted against or (b) a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Upon the consummation of our initial business combination, the underwriters will be entitled to receive the portion of the proceeds held in the trust account attributable to the underwriters’ discounts and commissions held in the trust account.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the insider warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the insider warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At December 10, 2007, our net tangible book value was a deficiency of $(87,566), or approximately $(0.07) per share of common stock, based on 1,250,000 shares outstanding and excluding 187,500 shares subject to forfeiture by the initial stockholders if the over-allotment option is not exercised by Ladenburg Thalmann & Co. Inc. and Morgan Joseph & Co. Inc. After giving effect to the sale of 5,000,000 shares of common stock included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the insider warrants, our pro forma net tangible book value at December 10, 2007 would have been $25,186,106 or $5.50 per share, representing an immediate increase in net tangible book value of $5.57 per share to the initial stockholders and an immediate dilution of $2.50 per share or 31.3% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $13,133,328 less than it otherwise would have been because if we effect a business combination, the conversion rights of the public stockholders (but not our initial stockholders) may result in the conversion into cash of up to but not including 33 1/3% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account (a portion of which is made up of $1,200,000 in deferred underwriting discounts and commissions) as of two business days prior to the stockholder vote for the extended period, if any, or the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the insider warrants:

Public offering price		$8.00
Net tangible book value before this offering	$(0.07)
Increase attributable to new investors and private sales	5.57
Pro forma net tangible book value after this offering		5.50
Dilution to new investors		$2.50

If the over-allotment is exercised in full, our net tangible book value at December 10, 2007 would have been $28,846,107 or $5.47 per share, representing an immediate increase in net tangible book value of $5.54 per share to the initial stockholders and an immediate dilution of $2.53 per share or 31.6% to new investors not exercising their conversion rights.

The following table sets forth information with respect to our initial stockholders and the new investors:

	Shares Purchased			Total Consideration		Average Per Share
	Number		Percentage	Amount	Percentage
Initial stockholders	1,250,000	(1)	20.0%	$25,000	0.06%	$0.02
New investors	5,000,000		80.0%	$40,000,000	99.94%	$8.00
	6,250,000		100.0%	$40,025,000	100.0%

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 187,500 shares of common stock have been forfeited by our initial stockholders. Does not give effect to the 1,700,000 shares of common stock issuable upon exercise of the insider warrants to be issued to certain of our initial stockholders simultaneously with the consummation of this offering.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value (deficiency) before this offering.	$(87,566)
Net proceeds from this offering and sale of insider warrants in a private placement	39,500,000
Offering costs paid in advance and excluded from net tangible book value before this offering	107,000
Less: Deferred underwriters fee payable on consummation of a business combination	(1,200,000)
Less: Proceeds held in trust subject to conversion to cash ($39,400,000 x up to but not including 33 1/3%)(2)	(13,133,328)
$25,186,106
Denominator:
Shares of common stock outstanding prior to this offering	1,250,000 (1)
Shares of common stock included in the units offered.	5,000,000
Less: Shares subject to conversion (5,000,000 x up to but not including 33 1/3%)	(1,666,666)
4,583,334

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 187,500 shares of common stock have been forfeited by our initial stockholders.
(2)	Includes a pro rata portion of the deferred underwriting discount and commission (approximately $0.24 per share) which will be distributed to public stockholders electing to convert their shares on completion of our initial business combination.

CAPITALIZATION

The following table sets forth our capitalization at December 10, 2007 and as adjusted to give effect to the sale of our units and the insider warrants and the application of the estimated net proceeds derived from the sale of such securities:

	December 10, 2007
	Actual	Adjustments		As Adjusted(1)
Advances from stockholders(2)	$50,000	$(50,000	)(4)	$—
Deferred underwriters’ fee payable	—	$1,200,000	(5)	$1,200,000
Common stock -0- and 1,666,666 shares which are subject to possible conversion, shares at conversion value(3)	—	$13,133,328	(6)	$13,133,328
Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—		—
Common stock, $.0001 par value, 3,000,000 shares authorized(7); 1,437,500 shares issued and outstanding; 4,583,334 shares issued and outstanding (excluding 1,666,666 shares subject to possible conversion)(8)	144	314	(9)	458	(7)
Additional paid-in capital	24,856	25,166,358	(10)	25,191,214
Deficit accumulated during the development stage	(5,566)	—		(5,566)
Total stockholders’ equity	$19,434	$25,166,672		$25,186,106
Total capitalization	$69,434	$39,450,000		$39,519,434

(1)	Includes the $1,700,000 we will receive from the sale of the insider warrants.
(2)	Each of the loans from New Asia Partners Limitedand Capital TEN Partners, LLC are due at the earlier of November 30, 2008 or the consummation of this offering.
(3)	If our public stockholders approve the extended period or if we consummate a business combination, the conversion rights afforded to our public stockholders (but not our initial stockholders) may result in the conversion into cash of up to but not including 33 1/3% of the aggregate number of shares sold in this offering, on a cumulative basis, which includes any shares previously converted by a stockholder in connection with a vote against the extended period, if any, and our initial business combination, at a per-share conversion price equal to (i) the amount in the trust account (a portion of which is made up of $1,200,000 in deferred underwriting discounts and commissions), inclusive of any interest thereon not previously released to us for working capital requirements and tax obligations, calculated, in the case of an initial business combination, as of two business days prior to the proposed consummation of the initial business combination, and, in the case of the extended period, as of the date of the meeting called for the purpose of approving such extension, divided by (ii) the number of shares sold in this offering. Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, the Company (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.
(4)	Represents the repayment of the amounts outstanding under the lines of credit as of December 10, 2007.
(5)	Represents the deferred portion of the underwriting commissions payable upon the completion of a business combination.
(6)	Represents the value of 1,666,666 shares of common stock (the maximum number of shares of common stock subject to conversion) based on the initial per-share conversion price ($7.88).

(7)	On the date of this prospectus, our certificate of incorporation will be amended to increase the number of authorized shares of common stock from 3,000,000 shares to 30,000,000 shares.
(8)	Assumes the over-allotment option has not been exercised and an aggregate of 187,500 shares of common stock have been forfeited by our initial stockholders.
(9)	Represents the amount of par value ($.0001 per share) for the shares of common stock sold in the offering and not subject to conversion.
(10)	Represents the $39,500,000 of net proceeds from this offering and the sale of the insider warrants less (i) the value of the maximum number of shares of common stock subject to conversion and (ii) less the portion of the proceeds in the trust account representing the deferred portion of the underwriting discount and commissions payable upon completion of a business combination.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on November 26, 2007 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;
•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;
•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities. At December 10, 2007, we had $32,434 in cash and a working capital deficiency of $(87,566). Further, we have incurred a loss and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed in the notes accompanying the financial statements. There is no assurance that our plans to raise capital or to consummate a business combination will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

We estimate that the net proceeds from the sale of the units and the sale of the insider warrants on a private placement basis, after deducting offering expenses of approximately $600,000 and underwriting discounts of approximately $2,800,000, or $3,220,000 if the over allotment option is exercised in full, will be approximately $38,300,000, or $43,880,000 if the underwriters’ over-allotment option is exercised in full. However, the underwriters have agreed that $0.24 per unit of the underwriting discounts and commissions will be deferred and will not be payable unless and until we consummate a business combination. Accordingly, $39,400,000, or $45,160,000 if the over-allotment option is exercised in full, including the $1,700,000 we will receive from the sale of the insider warrants, will be held in trust and the remaining $100,000 will not be held in trust. We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account (excluding deferred underwriting discounts and commissions), to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the estimated $100,000 of net proceeds not held in the trust account, plus the up to $1,250,000 of interest earned on the trust account balance, as well as amounts necessary for our tax obligations, that may be released to us, will be sufficient to allow us to operate for at least the next 24 months (or 36 months if the extended period has been approved), assuming that a business combination is not consummated during that time. The interest on the trust account will be sufficient to enable us to withdraw the full $1,250,000 over such 24 month period (36 month period if our stockholders approve the extension), as well as amounts necessary for our tax obligations, if the trust earns interest at an annual rate of at least 2%. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•	$400,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;
•	$250,000 of expenses for the due diligence and investigation of a target business by our officers, directors and initial stockholders;
•	$200,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;
•	$270,000 for the administrative fee payable to New Asia Partners Limited ($7,500 per month for 36 months); and
•	$230,000 for general working capital that will be used for miscellaneous expenses and reserves, including director and officer liability insurance premiums.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

We are obligated, commencing on the date of this prospectus, to pay to New Asia Partners Limited, an affiliate of our officers and directors, a monthly fee of $7,500 for general and administrative services.

As of the date of this prospectus, New Asia Partners Limited and Capital TEN Partners, LLC have advanced $74,000 and $14,000 respectively, for an aggregate of $88,000, to us under lines of credit. As of December 10, 2007, the aggregate amount outstanding under the lines of credit was $50,000. The lines of credit have been used to pay offering expenses on our behalf. The loans are non-interest bearing and are payable on the earlier of November 30, 2008 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

New Asia Partners Limited, an affiliate of certain of our officers and directors, and Capital TEN Partners, LLC, an affiliate of Elliot P. Friedman, our Vice Chairman, have committed to purchase 1,054,000 and 646,000 warrants, respectively, at $1.00 per warrant (for a total purchase price of $1,700,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering.

We have agreed to issue to the representatives of the underwriters, for $100, an option to purchase up to a total of 500,000 units at an exercise price of $8.80 per unit. This option will be valued at the date of issuance; however, for illustrative purposes, at December 10, 2007, we estimate that the fair value of this option was $1,846,200 ($3.69 per unit underlying such option) using a Black-Scholes option-pricing model. The fair value of the option granted to the representatives is estimated as of the date of grant using the following assumptions: (1) expected volatility of 51.76%, (2) risk-free interest rate of 3.65% and (3) expected life of 5 years. We will account for the sale of this option as a cost attributable to the proposed offering, and will include the instrument as equity in the financial statements. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware on November 26, 2007. We were formed with the purpose of acquiring through a merger, stock exchange, asset acquisition or other similar business combination, an operating business, or control of such operating business through contractual arrangements, that has its principal operations located in the People’s Republic of China.

Opportunities in China

Opportunities for market expansion have emerged for businesses with operations in China due to certain changes in the PRC’s political, economic and social policies as well as certain fundamental changes affecting the PRC and its neighboring countries. We believe that China represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including:

•	prolonged economic expansion within China, including gross domestic product growth of approximately 9% on average over the last 25 years, including 9.5% in 2004, 9.9% in 2005 and 10.7% in 2006, with a projected rate of 10.9% for 2007 (National Bureau of Statistics of China);
•	increased government focus within China on privatizing assets, improving foreign trade, WTO compliance and encouraging business and economic activity;
•	Private enterprises in the last few years have experienced more difficulties in finding financing through traditional means such as bank loans, making them more amenable to access to growth capital through other means; and
•	Due to increasing affluence among the general population, significant growth is being forecasted in sectors with significant consumer exposure, including automotive, healthcare, mobile communications, advertising and retail.

As projected by McKinsey, by 2015 the percentage of China’s urban population earning more than RMB 40,000 per year is expected to increase to 69% from 43% in 2005. This increase, coupled with the projected continued growth of the Chinese economy, is expected to create a significant increase in disposable income. According to McKinsey, in 2005, the aggregate disposable income of Chinese urban consumers earning more than RMB 40,000 per year was RMB 963.8 billion. According to McKinsey, in 2015, the aggregate disposable income of these Chinese urban consumers is expected to increase by 8.3x to approximately RMB 8 trillion, a 23.6% compound annual growth rate over the ten-year period. More specifically, as evidenced by the favorable trends illustrated below, the growth in each of our target segments has been very strong:

Consumer

According to DBS Vickers, China's disposable income is projected to continue to grow 9.4% per year through 2009. Moreover, the Chinese government included a “common prosperity” platform within the 11th Five Year Plan (adopted March 14, 2006) to encourage urbanization inland and narrow the discrepancy between coastal and inland incomes. This should have a strong positive impact on consumption in western PRC provinces, accelerating the existing national trend shown and thereby increasing overall consumption.

Healthcare

The Chinese pharmaceuticals and biotechnology industry is ranked the ninth largest in the world and has developed quickly in the past decade. According to Euromonitor, per capita total expenditure on healthcare in China grew from approximately US$48 (equivalent to approximately RMB 374.8) in 2000 to approximately US$73 (equivalent to approximately RMB 570.0) in 2004. This represents a compounded annual growth rate of 11.1%, outpacing China’s per capita gross domestic product compounded annual growth rate of 10.5% over the same period. According to the McClatchy Washington Bureau, China's $65 billion pharmaceutical industry grew strongly at an annual rate of 24% during the first eight months of 2007.

Environmental/Alternative Energy

According to the World Bank, 80% of the top 20 most polluted cities worldwide are in China. Also, according to the Economic and Social Development Statistics Report 2004 issued by the PRC National Statistics Bureau, 187 out of 319 cities surveyed in China did not meet its national air quality standards. This severe air pollution is a major cause of the approximately 300,000 Chinese who die annually from respiratory illnesses. Water pollution is a major issue as well. As of 2004, approximately 43.6% of municipal wastewater was undergoing treatment.

The Chinese government is responding to these challenges by increasing budgetary allocations for environmental issues. In the PRC's 10th Five-Year Plan on Environmental Protection, the PRC government earmarked RMB 280 billion for managing air pollution from 2001 to 2005. In the PRC's 11th Five-Year Plan on Environmental Protection, the PRC government allocated RMB 1,375 billion or 1.6% of GDP for environmental protection from 2006 to 2010.

We believe that each of these sectors will benefit from the growth of China’s middle class and the increase in the PRC’s domestic consumption and disposable income. We also believe that these factors and other should enable us to acquire a target business with growth potential on favorable terms.

Notwithstanding these facts, there are various political and country risks of business combinations in China including, among others, the risk that we may be unable to enforce our rights in China, that China may revert back to former policies regarding privatization of businesses and that relations between China and other countries, including the U.S., may deteriorate leading to reduced trade.

Strategy

We will seek to capitalize on the significant experience of the principals and investment professionals of NAP in advising, acquiring, financing and selling private and public companies in our target markets in the PRC. NAP has agreed to make available to us its investment professionals to actively assist us in sourcing and evaluating potential acquisitions. These individuals have extensive experience in sourcing, performing due diligence, structuring and completing control and non-control investments in the PRC. In addition, NAP has built a relationship network with the management teams of public and private companies, investment bankers, investors, government officials, brokers, attorneys and accountants within the PRC which will assist us in identifying an attractive acquisition opportunity.

NAP’s activities are focused in the following sectors:

•	health sciences, including pharmaceuticals, medical devices and medical services;
•	consumer/retail, including consumer products, electronics, lifestyle products and retail chains; and
•	alternative energy/environmental, including waste and environmental management, energy distribution and alternative energy.

Accordingly, we intend to focus our efforts on these activities, although we may decide to more actively seek opportunities in other industries over time.

NAP has recently formed New Asia Partners Capital Management Limited (NAPCM), a private equity fund management company which intends to make minority, non-control investments of up to $25 million and focus its investments in the expansion capital stage of each company’s development. Each of Messrs. Nguyen, Lee and Grego are principals of NAPCM and have pre-existing obligations to the fund. In order to minimize conflicts, each of NAP and NAPCM has agreed, until the earlier of our initial business combination or our liquidation, to present to our company for consideration, prior to undertaking on its own behalf or presenting to any other person or entity, any business opportunity that has an enterprise value of $32 million or more and has its principal operations in the PRC. Conflicts of interest may arise in determining to which entity a particular business opportunity should be presented.

We believe that our extensive network of sources in the PRC, ranging from private and public company contacts, wealthy entrepreneurs, government officials, private equity funds, lawyers and investment banks and business brokers will allow us to generate significant acquisition opportunities, particularly in the industries in which we intend to focus.

The past successes of our management and NAP with operating companies are not necessarily indicative of future success, especially given the unique structure of blank check companies such as our company. Our officers and directors are not obligated to devote any specific amount of time to our matters. There is no guarantee that any of these individuals will continue in their respective roles or in any other capacity after an initial business combination, in which case their expertise will only be of benefit to us until an initial business combination is completed.

While we do not currently intend to pursue a business combination with any company that is a portfolio company of, or otherwise affiliated with, or has received a financial investment directly or indirectly from NAP or NAPCM, we are not prohibited from pursuing such a transaction. In the event that we seek to complete a business combination with such a company, we would obtain an opinion from an independent investment banking firm that such business combination is fair to our stockholders from a financial point of view.

Government Regulations

Government Regulations Relating to Foreign Exchange Controls

The principal regulation governing foreign exchange in China is the Foreign Currency Administration Rules (IPPS), as amended. Under these rules, the Renminbi, China’s currency, is freely convertible for trade and service related foreign exchange transactions (such as normal purchases and sales of goods and services from providers in foreign countries), but not for direct investment, loan or investment in securities outside of China unless the prior approval of the State Administration for Foreign Exchange (“SAFE”) of China is obtained. Foreign investment enterprises (“FIEs”) are required to apply to SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, involving a change of equity ownership of a PRC operating entity or through contractual arrangements with a PRC operating entity, our subsidiary will likely be deemed an FIE as a result of our ownership structure. Upon obtaining the necessary registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts, including a “basic account” and “capital account.” Currency translation within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of SAFE. This prior approval may delay or impair our ability to operate following a business combination. On November 21, 2005, SAFE issued Circular No. 75 on “Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles.” Circular No. 75 confirms that the use of offshore special purpose vehicles as holding companies for PRC investments is permitted as long as proper foreign exchange registrations are made with SAFE.

Government Regulations Relating to Taxation

According to the PRC income Tax Law of Foreign Investment Enterprises and Foreign Enterprises and the Implementation Rules for the Income Tax Law, the standard Enterprise Income Tax (“EIT”) rate of FIEs is 33%, reduced or exempted in some cases under applicable laws and regulations. Income such as dividends and profits derived from the PRC by a foreign enterprise which has no establishment in the PRC is subject to a 20% withholding tax, unless reduced or exempted by any applicable laws or regulations. The profit derived by a foreign investor from a FIE is currently exempted from EIT. However, if this exemption were to be removed in the future, we might be required to deduct certain amounts from dividends we may pay to our shareholders following a business combination to pay corporate withholding taxes.

Regulation of Foreign Currency Exchange and Dividend Distribution

Foreign currency exchange.  Foreign currency exchange in China is governed by a series of regulations, including the Foreign Currency Administrative Rules (1996), as amended, and the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), as amended. Under these regulations, the Renminbi is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loans or investments in securities outside China without the prior approval of SAFE. Pursuant to the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange, foreign-invested enterprises in China may purchase foreign exchange without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange, subject to a cap approved by SAFE, to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese government authorities may limit or eliminate the ability of foreign-invested enterprises to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from SAFE.

Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions.  Pursuant to recent regulations issued by SAFE, PRC residents are required to register with and receive approvals from SAFE in connection with offshore investment activities. SAFE has stated that the purpose of these regulations is to ensure the proper balance of foreign exchange and the standardization of the cross-border flow of funds.

On January 24, 2005, SAFE issued a regulation stating that SAFE approval is required for any sale or transfer by the PRC residents of a PRC company’s assets or equity interests to foreign entities in exchange for the equity interests or assets of the foreign entities. The regulation also states that, when registering with the foreign exchange authorities, a PRC company acquired by an offshore company must clarify whether the offshore company is controlled or owned by PRC residents and whether there is any share or asset link between or among the parties to the acquisition transaction.

On April 8, 2005, SAFE issued another regulation further explaining and expanding upon the January regulation. The April regulation clarified that, where a PRC company is acquired by an offshore company in which PRC residents directly or indirectly hold shares, such PRC residents must (i) register with the local SAFE regarding their respective ownership interests in the offshore company, even if the transaction occurred prior to the January regulation, and (ii) file amendments to such registration concerning any material events of the offshore company, such as changes in share capital and share transfers. The April regulation also expanded the statutory definition of the term “foreign acquisition,” making the regulations applicable to any transaction that results in PRC residents directly or indirectly holding shares in the offshore company that has an ownership interest in a PRC company. The April regulation also provides that failure to comply with the registration procedures set forth therein may result in the imposition of restrictions on the PRC company’s foreign exchange activities and its ability to distribute profits to its offshore parent company.

On October 21, 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or Notice 75, which became effective as of November 1, 2005. Notice 75 replaced the two rules issued by SAFE in January and April 2005 mentioned above.

According to Notice 75:

•	prior to establishing or assuming control of an offshore company for the purpose of financing that offshore company with assets or equity interests in an onshore enterprise in the PRC, each PRC resident, whether a natural or legal person, must complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch;
•	an amendment to the registration with the local SAFE branch is required to be filed by any PRC resident that directly or indirectly holds interests in that offshore company upon either (1) the injection of equity interests or assets of an onshore enterprise to the offshore company, or (2) the completion of any overseas fund raising by such offshore company; and
•	an amendment to the registration with the local SAFE branch is also required to be filed by such PRC resident when there is any material change involving a change in the capital of the offshore company, such as (1) an increase or decrease in its capital, (2) a transfer or swap of shares, (3) a merger or division, (4) a long term equity or debt investment, or (5)the creation of any security interests over the relevant assets located in China.

Moreover, Notice 75 applies retroactively. As a result, PRC residents who have established or acquired control of offshore companies that have made onshore investments in the PRC in the past are required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006. Under the relevant rules, failure to comply with the registration procedures set forth in Notice 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

As a Delaware corporation, and therefore a foreign entity, if we purchase the assets or equity interest of a PRC company owned by PRC residents, such PRC residents will be subject to the registration procedures described in the regulations as currently drafted. Moreover, PRC residents who are beneficial holders of our shares are required to register with SAFE in connection with their investment in us.

As a result of the lack of implementing rules, other uncertainties concerning how the existing SAFE regulations will be interpreted or implemented, and uncertainty as to when the new regulations will take effect, we cannot predict how they will affect our business operations following a business combination. For example, our ability to conduct foreign exchange activities following a business combination, such as remittance of dividends and foreign-currency-denominated borrowings, may be subject to compliance with SAFE registration requirements by such PRC residents, over whom we have no control. In addition, we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by SAFE regulations. We will require all our stockholders, following a business combination, who are PRC residents to comply with any SAFE registration requirements, although we have no control over either our stockholders or the outcome of such registration procedures. Such uncertainties may restrict our ability to implement our acquisition strategy and adversely affect our business and prospects following a business combination.

Dividend distribution.  The principal laws and regulations in China governing distribution of dividends by foreign-invested companies include:

•	The Sino-foreign Equity Joint Venture Law (1979), as amended;
•	The Regulations for the Implementation of the Sino-foreign Equity Joint Venture Law (1983), as amended;
•	The Sino-foreign Cooperative Enterprise Law (1988), as amended;
•	The Detailed Rules for the Implementation of the Sino-foreign Cooperative Enterprise Law (1995), as amended;
•	The Foreign Investment Enterprise Law (1986), as amended; and
•	The Regulations of Implementation of the Foreign Investment Enterprise Law (1990), as amended.

Under these regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends.

Regulation of Foreign Investors’ Merging Chinese Enterprises

On August 8, 2006, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, State Administration of Taxation, State Administration for Industry and Commerce, China Securities Regulatory Commission and State Administration of Foreign Exchange jointly promulgated the Provisions for Foreign Investors to Merge Domestic Enterprises, which took effect on September 8, 2006, replacing the Interim Provisions for Foreign Investors to Merge Domestic Enterprises issued in March 2003 by four authorities, the Ministry of Foreign Trade and Economic Cooperation, State Administration of Taxation, State Administration for Industry and Commerce and State Administration of Foreign Exchange. The State-owned Assets Supervision and Administration Commission and China Securities Regulatory Commission newly join the regulation promulgation.

The requirements and approval procedures for the Equity Acquisition and Assets Acquisition remains unchanged as those in the interim regulation. The new regulation adds one chapter on the acquisition with equity as the consideration including one section on the special purpose company. This chapter stipulated the relevant conditions and approval procedures in detail making such acquisitions workable. The currently mandatory requirement for the submission of fund remittance into China will be changed.

The Anti-monopoly Chapter in the new regulation is more or less the same as the existing interim regulation, although Chinese government is recently tightening such control.

We cannot predict how such regulations especially the anti-monopoly examination will affect our future completion of a business combination. However, we are confident our strong and in-depth understanding of Chinese market would help us minimize the negative impacts.

Contractual Arrangements

We may attempt to acquire a majority interest in a business, or businesses, located in China, through a combination of acquiring at least 51% of the equity interests of the target company and control of the board of directors or other governing body of the target company or through contractual arrangements. However, there are uncertainties regarding whether obtaining a majority interest through contractual arrangements will comply with regulations prohibiting or restricting foreign ownership in certain industries. The PRC can restrict the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or those in the PRC having “famous Chinese brand names” or “well established Chinese brand names.” Additionally, the PRC may apply the above restrictions in other industries in the future.

Moreover, uncertainties are present because contractual arrangements are subject to the review requirements of the Ministry of Commerce and other relevant agencies as discussed elsewhere for acquisitions of assets and companies in the PRC. Subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated where we obtain control using contractual arrangements with approved Chinese parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who are approved by the Chinese regulators, as applicable, and who would likely be designated by our company.

For example, these contracts could result in a structure where, in exchange for our payment of the consideration (i) the operating company would continue to be totally or majority owned by Chinese residents approved by the Chinese regulators, as applicable, and not otherwise affiliated with us, and the target company would continue to hold the requisite licenses for its business, and (ii) we would establish a new wholly-owned or majority owned subsidiary in China, as applicable, which would provide technology, technical support, consulting and related services to the operating company in exchange for fees, which would transfer to us substantially all of the economic benefits of ownership of the operating company.

These contractual arrangements would be designed to provide the following:

•	our exercise of effective control over the operating company;
•	a substantial portion of the economic benefits of the operating company would be transferred to us; and
•	we, or our designee, would have an exclusive option to purchase all or part of the equity interests in the operating company owned by the Chinese residents who are approved by the Chinese regulators, as applicable, and whom we designate, or all or part of the assets of the operating company, in each case when and to the extent permitted by Chinese regulations, as applicable.

While we cannot predict the terms of any such contract that we will be able to negotiate, at a minimum, any contractual arrangement would need to provide us with (i) effective control over the operating company’s operations and management either directly through board control or through affirmative and/or negative covenants and veto rights with respect to matters such as entry into material agreements, management changes and issuance of debt or equity securities, among other potential control provisions and (ii) a sufficient level of economic interest to ensure that we satisfy the 80% threshold required for an initial business combination. We have not, however, established specific provisions which must be in an agreement in order to meet the definition of business combination. In the event that our board of directors does not believe that it is able to determine the fair market value of any contractual arrangement, we would obtain an independent appraisal from an independent investment bank or industry expert for the purpose of determining the fair market value of any contractual arrangement.

These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under PRC law and regulation. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership through an asset acquisition or stock exchange. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, as applicable, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China, as applicable. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control over the target business.

We have not selected any target business and we are, therefore, unable to determine at this time what form an acquisition of a target business will take.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We Have Not Identified a Target Business or Target Industry

Our officers and directors have neither individually identified a target business nor have they had any discussions regarding specific target businesses amongst themselves or with our underwriters or other advisors. We have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to a business combination transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure to identify or locate any specific acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

Subject to the limitations that a target business have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

NAP, our majority stockholder, has an extensive network of sources in the PRC, ranging from private and public company contacts, wealthy entrepreneurs, government officials, private equity funds, lawyers and investment banks and business brokers. The members of our management team have experience advising, financing and investing in China, for others and for their own accounts. These individuals worked to provide or arrange legal, accounting, corporate finance, capital market, underwriting, strategy and corporate planning for numerous Chinese and other companies, and occasionally have served as directors and/or executive management of such companies. Our management has developed a strong network of entrepreneurs, financial intermediaries, lawyers, accountants and municipal, provincial and national level government officials throughout the PRC from which they have successfully sourced investment opportunities to date. Considerable ongoing efforts by these individuals, in connection with their activities on behalf of NAP, including marketing trips, meetings with entrepreneurs and government officials, speaking to the press and at investment conferences in China and transactional work with financial and professional service firms active in the China market strengthens and expands this network. Similarly, the management team has, to date, been involved in negotiating and performing due diligence on a wide variety of deals in various business sectors, particularly in those industries in which we intend to focus. For the reasons set forth above, we believe that our management team’s network of sources in the PRC will allow us to generate significant acquisition opportunities, particularly in the industries in which we intend to focus.

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community and our network of sources. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls, mailings or advertisements. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. While we have not yet identified any acquisition candidates, we believe based on our management’s business knowledge and past experience that there are numerous acquisition candidates that we intend to target. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have.

While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Our management has experience in evaluating transactions but will retain advisors as they deem necessary to assist them in their due diligence efforts. In no event, however, will any of our existing officers, directors or stockholders, or any entity with which they are affiliated, be paid, from us or a target business, any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is). If we determine to enter into a business combination with a target business that is affiliated with our officers, directors or stockholders, we would do so only if we obtained an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. However, as of the date of this prospectus, there are no affiliated entities that we would consider as a business combination target.

Selection of a Target Business and Structuring of a Business Combination

Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	favorable long-term growth prospects;
•	the ability to achieve a leading market position through the consummation of additional acquisitions and/or through organic growth;
•	a business model that is based upon recurring revenue;
•	the ability to drive incremental revenue sources or extract increased profitability from the core business;
•	companies that are driven by China’s domestic consumption growth, rather than on export markets;
•	management teams with proven track records of growing their businesses and are leading companies in their industry subsectors;
•	the potential for economies of scale through consolidation;
•	high operating profit margins;
•	stable cash flows;
•	degree of current or potential market acceptance of products, processes or services; and
•	sustainable advantages and barriers to entry such as strong intellectual property rights, branding and distribution capabilities.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent senior and middle management and inspection of facilities, competitive analysis, background checks on management and upon reviews of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We intend to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, it is unlikely we would continue negotiations with such target business. However, in no event will we enter into a definitive agreement for a business combination with a target business unless such entity executes a waiver agreement.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Additionally, while we are not obligated to engage any of the underwriters to assist us with locating a target business following this offering, we are not restricted from doing so. If we did, we may pay a fee to them for their services for assisting us in locating a target business.

Fair Market Value of Target Business

The target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of our net assets at the time of such acquisition, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (which would be at least 50% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings and cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment-banking firm with respect to the satisfaction of such criteria. The opinion will be addressed to our board of directors for their use in evaluating the transaction. As the opinion will be attached to, and thoroughly described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction, regardless of whether the independent investment banking firm includes any disclaimer regarding the ability of our stockholders to rely on their opinion. Accordingly, whether the independent investment banking firm allows stockholders to rely on their opinion or disclaims such responsibility to our stockholders and provides an appropriate explanation of its disclaimer will not be a factor in determining which firm to hire. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Lack of Business Diversification

Our business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and
•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Opportunity for Stockholder Approval of Business Combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved.

In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business. We will publicly announce the record date for determining the stockholders entitled to vote at the meeting to approve our business combination at least two business days prior to the record date.

In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. Although this voting agreement will not affect whether the proposal is approved under the requirement in our amended and restated certificate of incorporation, it will increase the likelihood that the proposal is approved under any applicable stockholder approval requirements under the Delaware General Corporation Law. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our initial stockholders. Accordingly, they may vote these shares on a proposed business combination any way they choose. We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, (ii) a majority of the outstanding shares of common stock vote in favor of the amendment to our amended and restated certificate of incorporation to allow for our perpetual existence, and (iii) public stockholders owning less than 33 1/3% of the shares sold in this offering exercise their conversion rights, on a cumulative basis, which includes any shares previously converted by a stockholder in connection with a vote against the extended period, if any, and our initial business combination, as described below. We intend to structure and consummate any potential business combination in a manner such that approximately 33 1/3% of the common stock purchased by the public stockholders in this offering, on a cumulative basis, could elect to convert the public stockholders’ common stock into a pro rata share of the aggregate amount then on deposit in each case in the trust account, and the business combination could still be consummated. The required vote of a majority of the shares of common stock voted by the public stockholders may be considerably less than a majority of the shares of common stock held by our public stockholders if a significant number of shares are not voted by our public stockholders.

If, at the end of the 24 month period, as described below, we have not obtained stockholder approval for an initial business combination, or at the end of the 24 month period we have not obtained stockholder approval of the extended period, we will dissolve as promptly as practicable and liquidate and release only to our public stockholders, as part of our plan of distribution, the proceeds of the trust account, including accrued interest, net of income and other taxes paid and payable on such interest and net of interest income of up to an aggregate of $1.25 million of the interest earned, net of taxes, on the trust account previously released to us. If we seek approval from our stockholders to approve the extended period, the proxy statement related to the extended period will also seek stockholder approval for our board of directors’ recommended plan of distribution and liquidation in the event our stockholders do not approve the extended period. If, at the end of the 36 month period after the date of this prospectus, we have not obtained stockholder approval for an initial business combination, our corporate existence will automatically cease.

Possible Extension of Time to Complete a Business Combination to 36 Months

We have a period of 24 months from the consummation of this offering within which to effect our initial business combination. However, unlike many other blank check companies, if we have entered into a letter of intent, agreement in principle (i.e., a written understanding among the parties of the principal terms of a proposed transaction) or definitive agreement with respect to a business combination within such 24 month period, we may, prior to the expiration of the 24 month period, call a meeting of our stockholders for the purpose of soliciting their approval to extend the date before which we must complete our business combination by an additional 12 months to avoid being required to liquidate. If the extended date is approved by stockholders we would have a total of 36 months from the date of this prospectus to complete a business combination. In connection with seeking stockholder approval for the extended period, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.

We believe that extending the date before which we must complete our business combination to 36 months may be necessary due to the circumstances involved in the evaluation and closing of a business combination in China, including obtaining financial statements audited or reconciled with U.S. GAAP, or prepared in accordance with IFRS, of potential targets that have previously kept their accounts in accordance with PRC GAAP, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to state-owned enterprises) and the requirements of complex Chinese regulatory filings and approvals. If we enter into such agreement near the end of this 24 month period, we would have only a short period of time in which to accomplish the necessary accounting reconciliations, complete the restructuring of the company, satisfy U.S. and PRC regulatory requirements, secure the approval of our stockholders and provide for customary closing conditions.

While such 24 month period may be sufficient to accomplish all of these necessary tasks prior to effectuating the business combination, if, in the course of this process, we conclude that it may be insufficient, we may, pursuant to our amended and restated certificate of incorporation, call a meeting of our stockholders or raise the vote at an annual meeting for the purpose of extending by an additional 12 months the date before which we must complete our business combination.

If holders of 33 1/3% or more of the shares sold in this offering vote against the proposed extension to 36 months and elect to convert their shares into a pro rata share of the trust account, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the initial business combination within such 24 month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public stockholders. Subject to the foregoing, approval of the extension to 36 months will require the affirmative vote of the majority of the votes cast by our public stockholders who vote at the special or annual meeting called for the purpose of approving such extension. In connection with the vote required for the extension to 36 months, our existing stockholders have agreed to vote their shares of common stock acquired prior to this offering in accordance with the majority of shares of common stock voted by the public stockholders and have agreed to waive their conversion rights. The required vote of a majority of the shares of common stock voted by the public stockholders may be considerably less than a majority of the shares of common stock held by our public stockholders if a significant number of shares are not voted by our public stockholders.

If the majority of votes cast by our public stockholders are voted at the meeting called for the purpose of approving such extension vote in favor of such extension and holders of less than 33 1/3% of the shares sold in this offering vote against the proposed extension and elect to convert their shares, we will then have an additional 12 months in which to complete the initial business combination.

If the proposal for the extension to 36 months is approved, we will still be required to seek stockholder approval before effectuating our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. Unless a stockholder voted against the proposal to extend to 36 months and exercised such stockholder’s conversion rights, such stockholder will be able to vote on the initial business combination. We will consummate our initial business combination only if a majority of the common stock voted by the public stockholders are voted in favor of our initial business combination, a majority of our outstanding shares of common stock approve an amendment to our amended and restated certificate of incorporation to permit our perpetual existence and public stockholders owning 33 1/3% or more of the shares sold in this offering, on a cumulative basis, do not vote against the extended period or the initial business combination and exercise their conversion rights, as described below.

If at the end of such 36 month period after the date of this prospectus we have not effected such business combination, our corporate existence will automatically cease by operation of law without the need for a stockholder vote and liquidate and release only to our public stockholders, as part of our plan of distribution, the proceeds of the trust account, including accrued interest, net of income taxes payable on such interest and net of the interest income previously released to us to fund our working capital and general corporate requirements.

Conversion Rights for Stockholders Voting to Reject the Extended Period or Our Initial Business Combination

At the time we seek stockholder approval of a proposal to approve the extended period or any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if (i) the stockholder votes against the proposal to approve the extended period and such period is approved or (ii) the stockholder votes against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering on a cumulative basis, which includes any shares previously converted by any member of the group in connection with a vote against the extended period, if any, and our initial business combination. Such a public stockholder would still be entitled to vote against the extended period or against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempt to use the conversion rights as a means to force us or our management to purchase their stock at a significant premium to the then current market price. As an example, absent this provision, a public stockholder who owns greater than 10% of the shares sold in this offering could threaten to vote against the extended period and against a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him, her or it some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares sold in this offering, on a cumulative basis, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transactions. Our initial stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in or underlying their initial securities or purchased by them in this offering or in the aftermarket. The actual per-share conversion price will be equal to (i) the amount in the trust account, inclusive of any interest calculated, in the case of an initial business combination, as of two business days prior to the proposed consummation of the initial business combination, and, in the case of the extended period, as of the date of the meeting called for the purpose of approving such extension, divided by (ii) the number of shares sold in this offering. Without taking into account any interest earned on the trust account, the initial per-share conversion price would be approximately $7.88, or $0.12 less than the per unit offering price of $8.00.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to the approval of the extended period or a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the extension or business combination and the extension or business combination is approved and, in the case of the business combination, it is completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for the approval of the extended period or any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the approval of the extended period or the business combination to tender his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. We will only require stockholders to deliver their certificates prior to the vote if we give stockholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date. However, because we do not have any control over this process, it may take significantly longer than two weeks. This requirement may make it more difficult for stockholders to elect to convert their shares and more likely that a stockholder will not meet all of the requirements for conversion.

Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a continuing right surviving past the consummation of the business combination until the converting holder delivered his certificate for conversion at the conversion price. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting — the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to shareholders when compared to the traditional process.

Any request for conversion, once made, may be withdrawn at any time up to the vote taken with respect to the proposed business combination. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the vote not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after the approval of the extended period or completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants they still hold.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months (or

36 months if the extended period is approved) from the date of this prospectus. If the extended period is not approved or the initial business combination is not approved or completed for any reason, then public stockholders voting against the extended period or our initial business combination, as the case may be, who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the proposal for the approval of the extended period they voted against was duly approved, the initial business combination they voted against was duly approved and subsequently completed, or in connection with our dissolution or liquidation.

We will not complete any business combination if public stockholders, owning 33 1/3% or more of the shares sold in this offering, exercise their conversion rights, on a cumulative basis, which includes any shares previously converted by a stockholder in connection a vote against the extended period, if any, and our initial business combination in connection with their vote against the business combination. Accordingly, it is our understanding and intention in every case to structure and consummate any potential business combination in a manner such that approximately 33 1/3% of the common stock purchased by the public stockholders in this offering, on a cumulative basis, could elect to convert the public stockholders’ common stock into a pro rata share of the aggregate amount then on deposit in each case in the trust account, and the business combination could still be consummated. We have set the conversion percentage at 33 1/3% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders.

Investors in this offering who do not sell, or who receive less than an aggregate of approximately $0.12 of net sales proceeds for, the warrants included in the units, or persons who purchase common stock in the aftermarket at a price in excess of $7.88 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Dissolution and Liquidation if No Business Combination

If we do not complete a business combination within 24 months after the consummation of this offering, or if the holders of 33 1/3% or more of the shares sold in this offering vote against a proposed extension, if any, beyond 24 months to 36 months after the date of this prospectus and elect to convert their shares into a pro rata share of the trust account or we do not receive stockholder approval for such extension (and we are not able to complete our initial business combination within such 24 month period), our amended and restated certificate of incorporation provides that our corporate purposes and powers will immediately thereupon be limited to acts and activities related to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities. Pursuant to Delaware law, this dissolution also requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. In such event, we will promptly prepare a proxy statement and notice of a special meeting of stockholders to seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law as set forth below. If we fail to obtain such approval, however, our amended and restated certificate of incorporation also provides that our corporate existence will automatically cease by operation of law 36 months after the date of this prospectus except for the purposes of winding up our affairs and liquidating. Accordingly, if we are unable to effectuate our dissolution for whatever reason, we will still automatically dissolve 36 months after the date of this prospectus. The provision regarding our 36 month finite life may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate life in

36 months as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

If we are unable to complete a business combination within 24 months (or 36 months if the extended period has been approved), we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, NAP, our majority stockholder, and Elliot P. Friedman, our Vice Chairman, have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $75,000 to $100,000) and have agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $7.88, or $0.12 less than the per unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. Each of NAP and Mr. Friedman has entered into a written agreement which provides that it and he will be liable to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered, or products sold, to us, or by a prospective target business. A “vendor” refers to a third party that enters into an agreement with us to provide goods or services to us. However, the agreements entered into by NAP and Mr. Friedman specifically provide for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a legally enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors, third parties with which we entered into a contractual relationship or target businesses that would not be covered by the indemnity from NAP and Mr. Friedman, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. If a claim was made that resulted in NAP and Mr. Friedman having liability and they also refuse or otherwise fail to satisfy their obligations, we would have a fiduciary obligation to bring an action against them to enforce our indemnification rights and would accordingly bring such an action against them. We cannot assure you, however, that NAP and Mr. Friedman will be able to satisfy their obligations. Accordingly, the actual per-share liquidation price could be less than approximately $7.88, plus interest, due to claims of creditors. Furthermore, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you that we will be able to return to our public stockholders at least approximately $7.88 per share.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert, their respective shares into cash (i) in connection with a proposal to approve the extended period which the stockholder voted against and which is approved or (ii) upon a business combination which the stockholder voted against and which is approved and completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the 24 month period (or 36 month period if the extended period has been approved) and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $7.88 due to claims or potential claims of creditors.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the 24 month period (or 36 month period if the extended period has been approved) this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are approximately blank check companies that have completed initial public offerings in the United States with more than $ billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further, the following may not be viewed favorably by certain target businesses:

•	our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;
•	our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and
•	our outstanding warrants, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our executive offices at 1401-02, China Insurance Building, 166 Lu Jia Zui Dong Lu, Pudong, Shanghai, 200120, China. New Asia Partners Limited has agreed to provide us with general and administrative services including office space, utilities and secretarial support pursuant to a letter agreement between us and New Asia Partners Limited. The cost for the foregoing services to be provided to us by New Asia Partners Limited is $7,500 per month, commencing on the date of this prospectus. We believe, based on rents and fees for similar services in the Pudong, Shanghai area, that the fee charged by New Asia Partners Limited is at least as favorable as we could have obtained from an unaffiliated person. We looked at comparable rents in the Pudong, Shanghai area, as well as the estimated cost of clerical, bookkeeping and administrative staff supports for the Pudong, Shanghai area in arriving at this belief. This space will be shared by us with New Asia Partners Limited as well as certain of its affiliates. We consider our current office space adequate for our current operations.

Employees

We have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently devote more time to our affairs) than they would prior to locating a suitable target business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with these reporting requirements, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$37,700,000 of the net offering proceeds plus the $1,700,000 we will receive from the sale of the insider warrants will be deposited into a trust account at , maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$33,480,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $37,700,000 of net offering proceeds plus the $1,700,000 we will receive from the sale of the insider warrants held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately five business days following the earlier to occur of the expiration of the representatives’ over-allotment option or its exercise in full, subject to our having filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K and our having issued a press release announcing when such separate trading will begin. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will give our stockholders the opportunity to vote on the extended period and on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline	Our initial business combination must occur within 24 months after the date of this prospectus or 36 months if the extended period, if any, is approved. If we do not enter into a letter of intent, agreement in principle or a definitive agreement within such 24-month period, or if the holders of 33 1/3% or more of the shares sold in this offering vote against the proposed extension beyond 24 months to 36 months and elect to convert their shares into a pro rata share of the trust account or we do not receive stockholder approval for such extension (and we are not be able to complete our initial business combination within such 24 month period), our corporate purposes and powers will immediately thereupon be limited to acts and activities related to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities. Our amended and restated certificate of incorporation further provides that our corporate existence will automatically cease 36 months after the date of this prospectus except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. However, in connection with the vote to approve our initial business combination, our public stockholders will also vote to amend this provision to allow for our perpetual existence.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Interest earned on the funds in the trust account	There can be released to us, from time to time, interest earned on the funds in the trust account (i) up to an aggregate of $1,250,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts necessary to pay our tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon failure to effect a business combination within the allotted time.	All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination or our liquidation upon failure to effect a business combination within the allotted time.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	Except for (i) up to $1,250,000 we may need to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts that we may need to pay our tax obligations that may be released to us from the interest earned on the trust account balance, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Dennis Nguyen	37	Chairman of the Board and Chief Executive Officer
Elliot P. Friedman	54	Vice Chairman
Gregory Grego	50	Chief Financial Officer and Director
Shu Fan Lee	44	Director
Edward J. Sappin	34	Director

Dennis Nguyen has served as our Chairman of the Board and Chief Executive Officer since our inception. Mr. Nguyen is co-chairman of NAP, a Shanghai and Hong Kong-based investment firm which he co-founded in December 2002 and which is focused on assisting Chinese companies access the international capital markets, principally by providing equity capital and corporate finance advisory services. Mr. Nguyen also serves as co-chairman of New Asia Partners Capital Management Limited, a private equity fund management company formed by NAP. Since May 2006, he has served as a director of Wuyi International Pharmaceutical Co. Limited, a Fujian-based pharmaceutical company listed on the Hong Kong Stock Exchange (HKSE:1889.HK). Since December 2005, Mr. Nguyen has been the vice chairman of China Huiyin Group Limited, a Jiangsu-based household appliance and consumer electronics retail chain store operator. Mr. Nguyen was formerly a director of Sino Environmental Technology Group Limited, a Fujian-based environmental waste management company listed on the Singapore Stock Exchange (SGX:Y62.SI), and M Dream China Holdings Limited, a leading mobile games software developer in China. From April 2002 to October 2002, he served as vice president of Daiwa Securities SMBC, where he was responsible for all Greater China investment banking activities. From October 1999 to March 2002, he was associate director-equity capital markets of Credit Agricole Indosuez, where he was responsible for the Taiwan and Hong Kong markets, and from 1998 to 1999, he was manager in the mergers and acquisitions department of Citigroup Inc. Mr. Nguyen holds a Juris Doctor degree from the University of Minnesota Law School and a double bachelor of arts degree in economics and Chinese literature from the University of California. Mr. Nguyen is pursuing a Joint Master of Arts-International Studies at Johns Hopkins University/Nanjing University. Mr. Nguyen is a member of the Johns Hopkins University Advisory Council.

Elliot P. Friedman has served as our Vice Chairman since our inception. Since October 2007, Mr. Friedman has served as chief executive officer and a director of Capital TEN Acquisition Corp., a blank check company seeking to complete a business combination. Since May 2007, he has served as co-manager of Capital TEN Partners, LLC. From 2004 to 2007, Mr. Friedman served as chief executive officer of Loyalty China LLC, a company he founded that provides customer relations management software and related marketing services to large companies based in China. From 2000 to 2003, Mr. Friedman served as chief executive officer of eChinaCash Inc., a company he founded that provided customer relations management software and related marketing services to SinoPEC, China’s largest retailer of petroleum products with 30,000 gas stations. In 1995, Mr. Friedman founded PharmaPrint, a pharmaceutical and over-the-counter drug producer that undertook its initial public offering in 1996, and served as its chief executive officer through September 1999. In 1991, Mr. Friedman founded BioTek solutions and served as its chief executive officer until 1995. In 2003, Mr. Friedman received a license as a China Foreign Expert from the People’s Republic of China’s central government. Mr. Friedman received a B.A. from the University of Pennsylvania and an M.B.A. from the Massachusetts Institute of Technology.

Gregory Grego has served as our Chief Financial Officer and as a member of our board of directors since our inception. Mr. Grego also serves as a director of New Asia Partners Capital Management Limited. Since November 2007, Mr. Grego has served as chief financial officer, managing director and a director of NAP. From April 2007 to September 2007, Mr. Grego served as Head of Global Structured Finance of Nokia Siemens Networks, a telecommunications company and a joint venture between Nokia Corporation and Siemens AG. From January 1999 to April 2007, Mr. Grego served in several capacities as a finance vice president for Nokia Corporation, a telecommunications company. Mr. Grego received a B.A. from Bucknell University.

Shu Fan Lee has served as a member of our board of directors since our inception. Mr. Lee is co-chairman of NAP which he co-founded in December 2002 with Mr. Nguyen. Mr. Lee also serves as fund manager of New Asia Partners Capital Management Limited. From September 1999 to November 2003, Mr. Lee served as chief financial officer of Vertex Communications & Technology Group, a technology and media services company (HKSE:8228.HK). From August 1996 to December 1998, Mr. Lee served as director of capital markets for Nikko Securities Asia Limited, an investment banking firm. Mr. Lee received a B.A. from State University of New York at Cortland and a Juris Doctor degree from Washington College of Law, American University, and holds a Solicitor license from the Law Society of Hong Kong.

Edward J. Sappin has served as a member of our board of directors since our inception. Since May 2007, Mr. Sappin has served as a director of NAP. From December 2006 through April 2007, Mr. Sappin took time off to attend to family matters. From November 2005 to November 2006, Mr. Sappin served as senior strategic planner for Intel Corp. From September 2004 to September 2005, Mr. Sappin served as the National Security Education Program (NSEP) Boren graduate research fellow for the United States government conducting research on business strategy in China. From September 2002 through August 2004, Mr. Sappin was pursuing graduate studies. From March 2001 to August 2002, Mr. Sappin served as a senior executive in the private equity department of Durlacher, a merchant bank located in the United Kingdom. From January 1999 to March 2001, Mr. Sappin served as advisor to Bentley Associates, a New York-based investment bank. From January 1997 to December 1998, Mr. Sappin was an associate in the New York office of Credit Agricole, a French merchant bank. Mr. Sappin received his B.S. in economics from the Wharton School at the University of Pennsylvania and an M.A. in international relations from the Nitze School of Advanced International Studies of The Johns Hopkins University.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Sappin, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Grego and Lee, will expire at the second annual meeting. The term of the third class of directors, consisting of Messrs. Nguyen and Friedman, will expire at the third annual meeting.

Executive Compensation

No executive officer or director has received any cash or other compensation for services rendered to us in any capacity. Commencing on the date of this prospectus through the acquisition of a target business, we will pay New Asia Partners Limited, an affiliate of certain of our officers and directors, a fee of $7,500 per month for providing us with certain general and administrative services including office space, utilities and secretarial support. However, this arrangement is solely for our benefit and is not intended to provide any of our officers or directors compensation in lieu of a salary. Other than the $7,500 per month administrative fee, no compensation of any kind, including finders, consulting or other similar fees, whether in cash, our securities or otherwise, will be paid by us or a target business to any of our initial stockholders, including our officers and directors, or any of their respective affiliates, or to any additional officers or directors which may be appointed prior to the completion of our initial business combination, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any actual out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses, performing due diligence on suitable business combinations and travel expenses, meals and lodging incurred in visiting potential target businesses. There is no limit on the amount of these actual out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Prior Involvement of Principals in Blank Check Companies

Elliot P. Friedman and Capital TEN Partners, LLC are principals of another company, Capital TEN Acquisition Corp., that has filed an offering similar to this offering with the SEC. Mr. Friedman is chief executive officer of Capital TEN Acquisition Corp. Capital TEN Partners, LLC purchased 2,470,000 shares of common stock of Capital TEN Acquisition Corp. for an aggregate purchase price of $24,216 and is expected to own approximately 16.25% of its common stock outstanding after its initial public offering is completed.

Capital TEN Partners, LLC provides certain general and administrative services, including office space, utilities and secretarial support, to Capital TEN Acquisition Corp. for a fee of $7,500 per month. Mr. Friedman has advised us that such arrangement is solely for Capital TEN Acquisition Corp.’s benefit and is not intended to provide Mr. Friedman compensation in lieu of salary.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.
•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which maybe appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
•	NAP has formed New Asia Partners Capital Management Limited (NAPCM), a private equity fund management company which intends to make minority, non-control investments of up to $25 million and focus its investments in the expansion capital stage of each company’s development. Each of Messrs. Nguyen, Lee, and Grego are principals of NAPCM and have pre-existing obligations to the fund. Conflicts of interest may arise in determining to which entity a particular business opportunity should be presented.
•	Mr. Friedman is chief executive officer and a director of Capital TEN Acquisition Corp., a blank check company seeking to complete a business combination. Pursuant to a letter agreement with Capital TEN Acquisition Corp., Mr. Friedman agreed that, subject to any pre-existing fiduciary obligations, he will present to Capital TEN Acquisition Corp. for its prior consideration, prior to the presentation to any other person or entity, any suitable opportunity to acquire an operating business until the earlier of the consummation by Capital TEN Acquisition Corp. of a business combination, the liquidation of Capital TEN Acquisition Corp.’s trust fund, or the time at which he ceases to serve as an officer and director of Capital TEN Acquisition Corp. Although Capital TEN Acquisition Corp. intends to focus on target businesses in the information technology industry, it may complete a business combination with a target business in any industry or geography. To date, Capital TEN Acquisition Corp. has not yet completed its initial public offering. Accordingly, to the extent Mr. Friedman identifies business opportunities not subject to the right of first refusal described below that may be suitable for such entity, he must honor his pre-existing obligations to such entity and offer those opportunities to it prior to offering them to us. Our other officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.
•	The initial shares owned directly or indirectly by our officers and directors will be released from escrow only if a business combination is successfully completed, and the insider warrants purchased by our officers and directors and any warrants which they may purchase in this offering or in the aftermarket will expire worthless if a business combination is not consummated. Additionally, our officers and directors will not receive liquidation distributions with respect to any of their initial shares. Furthermore, the purchaser of the insider warrants, which is directly and indirectly owned by our officers and directors, has agreed that such securities will not be sold or transferred by him until after we have completed a business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.
•	The ability of our officers and directors to exercise their insider warrants on a cashless basis may cause them to have a conflict of interest in determining when to call the warrants for redemption as they would potentially be able to avoid any negative price pressure on the price of the warrants and common stock due to the redemption through a cashless exercise.

•	Our officers and directors may purchase shares of common stock as part of this offering or in the open market. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary or contractual obligations he might have. We have not established any procedures to ensure that our officers observe these requirements.

In order to minimize conflicts, each of NAP and NAPCM has agreed, until the earlier of our initial business combination or our liquidation, to present to our company for consideration, prior to undertaking on its own behalf or presenting to any other person or entity, any business opportunity that has an enterprise value of $32 million or more and has its principal operations in the PRC. Conflicts of interest may arise in determining to which entity a particular business opportunity should be presented. In addition, Mr. Friedman and Capital TEN Partners, LLC have agreed, until the earlier of our initial business combination or our liquidation, to present to our company for consideration, prior to presentation to Capital TEN Acquisition Corp., any business opportunity in the health services, consumer/retail and alternative energy/environmental industries that has its principal operations located in the PRC. Each of the rights of first refusal described above provide that the individual who has identified a particular business opportunity which may be appropriate for us and the conflicted entity shall first present the opportunity to our board of directors and we will have a period of 30 days to determine if we intend to proceed with a particular business opportunity before the opportunity may be presented to the other entity. Capital TEN Acquisition Corp.’s existence shall cease 24 months following the date the registration statement relating to its initial public offering is declared effective unless it completes a business combination (which, in its case, the target business is not limited to any geographic region) prior thereto.

In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those shares of common stock acquired by them prior to this offering. Any common stock acquired by initial stockholders in the offering or aftermarket will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders, these initial stockholders will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

To further minimize potential conflicts of interest, each of our officers and directors has entered into an agreement providing that we will not consummate a business combination with an entity which is affiliated with any of our officers, directors or initial stockholders or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, an investment banking firm (or an affiliate thereof) that is affiliated with our management, and that we will not enter into a business combination where we acquire less than 100% of a target business and any of our officers, directors, existing stockholders or their affiliates acquire the remaining portion of such target business, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. We currently do not anticipate entering into a business combination with an entity affiliated with any of our initial stockholders or entering into a business combination where we acquire less than 100% of a target business and any of our officers, directors, existing stockholders or their affiliates acquire the remaining portion of such target business. We will also not acquire an entity with which our management, through their other business activities, is currently having acquisition or investment discussions. We do not have similar agreements with respect to entities that were formerly affiliated with our officers, directors and initial stockholders. Furthermore, in no event will any of our existing officers, directors or stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our officers and directors; and
•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Before Offering and Private Placement			After Offering and Private Placement(1)
Name and Address of Beneficial Owner(2)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
New Asia Partners Limited	891,250	(3)	62%	775,000	(3)	12.4%
Capital TEN Partners, LLC(4)	546,250	(5)	38%	475,000	(5)	7.6%
Dennis Nguyen	891,250	(3)(6)	62%	775,000	(3)	12.4%
Elliot P. Friedman(7)	546,250	(4)(8)	38%	475,000	(4)	7.6%
Gregory Grego	891,250	(3)(6)	62%	775,000	(3)	12.4%
Shu Fan Lee	891,250	(3)(6)	62%	775,000	(3)	12.4%
Edward J. Sappin	0		0%	0		0%
All directors and executive officers as a group (5 individuals).	1,437,500		100%	1,250,000	(9)	20%

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 187,500 shares of common stock have been forfeited by our initial stockholders.
(2)	Unless otherwise indicated, the business address of each of the beneficial owners is 1401-02, China Insurance Building, 166 Lu Jia Zui Dong Lu, Pudong, Shanghai, 200120, China.
(3)	Does not reflect 1,054,000 shares of common stock issuable upon exercise of warrants held by New Asia Partners Limited, which are not exercisable until the later of our completion of a business combination and one year from the date of this prospectus.
(4)	The business address of Capital TEN Partners, LLC is 116 Village Boulevard, Princeton, New Jersey 08540.
(5)	Does not reflect 646,000 shares of common stock issuable upon exercise of warrants held by Capital TEN Partners, LLC, which are not exercisable until the later of our completion of a business combination and one year from the date of this prospectus.
(6)	Represents sharesheld by New Asia Partners Limited, as to which Messrs. Nguyen, Grego and Lee are executive directors. Although Messrs. Nguyen, Grego and Lee may be deemed to have voting and dispositive power over the shares held by New Asia Partners Limited, they disclaim beneficial ownership of any shares in which they do not have a pecuniary interest.
(7)	The business address of Mr. Friedman is c/o Capital TEN Partners, LLC is 116 Village Boulevard, Princeton, New Jersey 08540.
(8)	Represents shares held by Capital TEN Partners, LLC, as to which Elliot P. Friedman has a 50% interest. Although Mr. Friedman may be deemed to have voting and dispositive power over the shares held by Capital TEN Partners, LLC, he disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.
(9)	Does not reflect 1,700,000 shares of common stock issuable upon exercise of warrants, which are not exercisable until the later of our completion of a business combination and one year from the date of this prospectus.

Immediately after this offering, our initial stockholders, which directly or indirectly include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock (assuming none of them purchase any units offered by this prospectus). None of our initial stockholders, officers or directors has indicated to us that he intends to purchase our securities in the offering. Because of the ownership block held by our initial stockholders, such individuals may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If Ladenburg Thalmann & Co. Inc. and Morgan Joseph & Co. Inc. do not exercise all or a portion of the over-allotment option, our initial stockholders will be required to forfeit up to an aggregate of 187,500 shares of common stock. Each of our initial stockholders will be required to forfeit his pro rata percentage of the shares being forfeited as necessary to maintain their collective 20% ownership interest in our common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

All of the initial shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until one year after the consummation of our initial business combination. The initial shares may be released from escrow earlier than this date if the over-allotment option is not exercised in full or in part in order to have up to 187,500 shares of common stock cancelled as described above or if, subsequent to our initial business combination we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (i) to an entity’s members or owners in proportion to their membership or ownership interest upon its liquidation, (ii) by gift to a member of the initial stockholder’s immediate family or a trust, the beneficiary of which is an initial stockholder or a member of the initial stockholder’s immediate family, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order or (v) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to their initial shares.

New Asia Partners Limited and Capital Partners, LLC, our initial stockholders, have committed to purchase 1,054,000 and 646,000 the insider warrants, respectively, at $1.00 per insider warrant (for a total purchase price of $1,700,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to warrants underlying the units being offered by this prospectus except that the insider warrants (i) will be exercisable on a cashless basis and (ii) will not be redeemable by us, in each case, so long as they are still held by the purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by them until 30 days after the consummation of our initial business combination.

TRANSACTIONS WITH RELATED PERSONS

In November 2007, we issued 1,437,500 shares of our common stock to the entities or individuals set forth below for $25,000 in cash, at a purchase price of approximately $0.0174 share, as follows:

Name	Number of Shares		Relationship to Us
New Asia Partners Limited	891,250	(1)	Affiliate of certain of our officers and directors
Capital TEN Partners, LLC	546,250	(2)	Affiliate of our Vice Chairman

(1)	This includes 116,250 shares of common stock subject to forfeiture to the extent the over-allotment option is not exercised.
(2)	This includes 71,250 shares of common stock subject to forfeiture to the extent the over-allotment option is not exercised.

If Ladenburg Thalmann & Co. Inc. and Morgan Joseph & Co. Inc. do not exercise all or a portion of the over-allotment option, our initial stockholders have agreed to forfeit up to an aggregate of 187,500 shares of common stock. If such shares are forfeited, we would initially record their then fair value as treasury stock with a corresponding credit to additional paid in capital. Upon cancellation of the treasury shares, those amounts, less the applicable par value of the shares, would be reversed and the effect on the equity accounts would be only to decrease common stock and increase additional paid in capital for the par value of the shares. Net equity would not change as a result of these transactions.

If the underwriters determine the size of the offering should be increased or decreased, a stock dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial stockholders’ ownership at a percentage of the number of shares to be sold in this offering. Such an increase in offering size could also result in an increase in the amount of interest we may withdraw from the trust account. As a result of an increase in offering size, the per-share conversion or liquidation price could decrease by as much as $0.033.

These shares are identical to the shares of common stock included in the units being offered by this prospectus, except that the holders of such shares (i) cannot seek conversion rights with respect to such shares, (ii) have waived their rights to participate in any liquidation distribution with respect to such shares, (iii) have agreed to vote such shares in accordance with the majority of the shares voted by the public shareholders on a proposed business combination and (iv) have agreed to place such shares in escrow until one year after the consummation of our initial business combination.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these shares of common stockade released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

New Asia Partners Limited and Capital TEN Partners, LLC, our initial stockholders, have committed, pursuant to subscription agreements with us and Ladenburg Thalmann & Co. Inc. and Morgan Joseph & Co. Inc., to purchase 1,054,000 and 646,000 of the insider warrants, respectively, at $1.00 per insider warrant (for a total purchase price of $1,700,000), from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the insider warrants will be delivered to Continental Stock Transfer &Trust Co., who will also be acting as escrow agent in connection with the private sale of insider warrants, at least 24 hours prior to the date of this prospectus to hold in an account until we consummate this offering. Continental Stock Transfer & Trust Co. will deposit the purchase price into the trust account simultaneously with the consummation of the offering. The insider warrants will be identical to warrants underlying the units being offered by this prospectus except that the insider warrants (i) will be exercisable on a cashless basis and (ii) will not be redeemable by us, in each case, so long as they are still held by the purchasers or their affiliates. The purchasers of the insider warrants have agreed that the insider warrants will not be sold or transferred by it until 30 days after the consummation of our business combination. The holders of the majority of these insider warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after we consummate a business combination. In addition, these holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

New Asia Partners Limited has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, that it will make available to us certain general and administrative services, including office space, utilities and secretarial support, as we may require from time to time. We have agreed to pay New Asia Partners Limited $7,500 per month for these services. Accordingly, Messrs. Nguyen, Grego, Lee and Sappin will benefit from the transaction to the extent of their indirect interest in New Asia Partners Limited. However, this arrangement is solely for our benefit and is not intended to provide Messrs. Nguyen, Grego, Lee and Sappin compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Pudong, Shanghai area, that the fee charged by New Asia Partners Limited is at least as favorable as we could have obtained from an unaffiliated person.

As of the date of this prospectus, New Asia Partners Limited and Capital TEN Partners, LLC have advanced to us an aggregate of $88,000 under lines of credit to cover expenses related to this offering. The advances will be payable without interest on the earlier of November 30, 2008 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, whether paid in cash, our securities or otherwise will be paid by us or a target business to any of our initial stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

On the date of this prospectus, we will be authorized to issue 30,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 1,437,500 shares of common stock are outstanding, held by stockholders of record. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of expiration of the representatives’ over-allotment option, their exercise in full or the announcement by the representatives of their intention not to exercise all or any portion of the over-allotment option, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.

Common Stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for the initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of our common stock voted by our public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our initial stockholders. Our initial stockholders will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, (ii) a majority of the outstanding shares of common stock vote in favor of the amendment to our amended and restated certificate of incorporation to allow for our perpetual existence, and (iii) public stockholders owning less than 33 1/3% of the shares sold in this offering exercise their conversion rights, on a cumulative basis, which includes any shares previously converted by a stockholder in connection with a vote against the extended period, if any, and our initial business combination, as described below. We intend to structure and consummate any potential business combination in a manner such that approximately 33 1/3% of the common stock purchased by the public stockholders in this offering, on a cumulative basis, could elect to convert the public stockholders’ common stock into a pro rata share of the aggregate amount then on deposit in each case in the trust account, and the business combination could still be consummated. The required vote of a majority of the shares of common stock voted by the public stockholders may be considerably less than a majority of the shares of common stock held by our public stockholders if a significant number of shares are not voted by our public stockholders.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

If we do not complete a business combination within 24 months after the consummation of this offering, or if the holders of 33 1/3% or more of the shares sold in this offering vote against a proposed extension, if any, beyond 24 months to 36 months after the date of this prospectus and elect to convert their shares into a pro rata share of the trust account or we do not receive stockholder approval for such extension (and we are not able to complete our initial business combination within such 24 month period), our amended and restated

certificate of incorporation provides that our corporate purposes and powers will immediately thereupon be limited to acts and activities related to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities. Pursuant to Delaware law, this dissolution also requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. In such event, we will promptly prepare a proxy statement and notice of a special meeting of stockholders to seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law as set forth below. If we fail to obtain such approval, however, our amended and restated certificate of incorporation also provides that our corporate existence will automatically cease by operation of law 36 months after the date of this prospectus except for the purposes of winding up our affairs and liquidating. Accordingly, if we are unable to effectuate our dissolution for whatever reason, we will still automatically dissolve 36 months after the date of this prospectus.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if (i) they vote against the proposal to approve the extended period and the proposal is approved or (ii) they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Sock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. The 1,700,000 insider warrants will be issued simultaneously with the consummation of this offering. Each warrant (including the insider warrants) will entitle the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and
•	one year from the date of this prospectus.

However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants (including the insider warrants) will expire five years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the warrants, excluding any insider warrants, for redemption without the prior consent of the underwriters,

•	in whole and not in part,
•	at a price of $.01 per warrant at any time after the warrants become exercisable,
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and
•	if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We will not call the warrants for redemption unless we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available for use throughout the 30-day redemption period.

The right to exercise will be forfeited unless they are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the redemption will not cause the stock price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant (including the insider warrants) to do so on a “cashless basis.” If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after a business combination. If we call our warrants for redemption and our management does not take advantage of this option, our officers, directors and initial stockholders would still be entitled to exercise their insider warrants for cash or on a cashless basis. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our officers, directors and initial stockholders or their affiliates is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain insiders, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

We have agreed that the insider warrants may be exercised on a “cashless basis” and will not be redeemable by us so long as they are held by the initial purchasers or their affiliates. The reason that we have agreed to this is because it is not known at this time whether they will be affiliated with us following a business combination. If they are, their ability to sell our securities in the open market will be significantly limited. If they remain insiders, we will have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis or restrict our ability to redeem such warrants is appropriate.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is apart, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Shares Eligible for Future Sale

Immediately after this offering, we will have 6,250,000 shares of common stock outstanding, or 7,187,500 shares if the over-allotment option is exercised in full. Of these shares, the 5,000,000 shares sold in this offering, or 5,750,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares would be eligible for sale under Rule 144 prior to December 2008. However, as described below, the Securities and Exchange Commission has taken the position that these securities would not be eligible for transfer under Rule 144. Furthermore, all of those shares have been placed in escrow and will not be transferable, whether by our initial stockholders or by any subsequent permitted transferee, for a period of one year from the consummation of our initial business combination and will be released prior to that date only if the over-allotment option is not exercised in full or in part in order to have up to 187,500 shares of common stock cancelled as descried above or if, subsequent to our initial business combination we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

In general, under Rule 144, as amended effective February 15, 2008, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 62,500 shares immediately after this offering (or 71,875 if the over-allotment option is exercised in full); and
•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales of restricted shares under Rule 144, as amended effective February 15, 2008, are also subject to requirements regarding the manner of sale, notice and the availability of current public information about us. For a person who has not been deemed to have been one of our affiliates at any time during the three months preceding a sale, sales of our securities held longer than six months, but less than one year, will be subject only to the current public information requirement. Rule 144 also provides that affiliates that sell our common shares that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares, other than the holding period requirement.

Rule 144(k)

Under Rule 144(k), as amended effective February 15, 2008, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least one year, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission had taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. The Securities and Exchange Commission has adopted amendments, effective February 15, 2008, to Rule 144 that now make Rule 144 available to promoters or affiliates of blank check companies and their transferees one year after the consummation of a business combination by the blank check company.

Registration Rights

The holders of our initial shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the insider warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Ladenburg Thalmann & Co. Inc. and Morgan Joseph & Co. Inc. are acting as joint book-running managers and representatives, has individually agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriter	Number of Units
Ladenburg Thalmann & Co. Inc.	[]
Morgan Joseph & Co. Inc.	[]
Total	5,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York and Rhode Island. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states, we have applied to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

We will file periodic and annual reports under the Securities Exchange Act of 1934. Therefore, under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements. However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required:

•	Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, South Dakota, Utah, the Virgin Islands, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the following states currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been submitted and the required fees have been paid:

•	The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Pricing of Securities

We have been advised by the representatives that the underwriters propose to offer the units to the public at the offering price set forth on the coverage of this prospectus. They may allow some dealers concessions not in excess of $___ per unit and the dealers may reallow a concession not in excess of $ per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and insider warrants and the terms of the warrants were negotiated between us and the representatives. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, and the insider warrants include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted to the representatives of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 750,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representatives of the underwriters may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representatives of the underwriters of its over-allotment option.

	Per Unit	Without Option	With Option
Public offering price	$8.00	$40,000,000	$46,000,000
Discount(1)	$0.56	$2,800,000	$3,220,000
Proceeds before expenses(2)	$7.44	$37,200,000	$42,780,000

(1)	$1,200,000 (or $1,380,000 if the over-allotment option is exercised in full) of the underwriting discounts will not be payable unless and until we complete a business combination. The underwriters have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination. Additionally, the representatives of the underwriters will receive an option to purchase up to a total of 500,000 units at $8.80 per until with an estimated value, as described below, of $1,846,200.
(2)	The offering expenses are estimated at $600,000.

No discounts or commissions will be paid on the sale of the insider warrants.

Purchase Option

We have agreed to sell to the representatives, for $100, an option to purchase up to a total of 500,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $8.80 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. This option will be valued at the date of issuance; however, for illustrative purposes, at December 10, 2007, we estimate that the fair value of this option was $1,846,200 ($3.69 per unit underlying such option) using a Black-Scholes option-pricing model. The fair value of the option granted to the representatives is estimated as of the date of grant using the following assumptions: (1) expected volatility of 51.76%, (2) risk-free interest rate of 3.65% and (3) expected life of 5 years. The option and the 500,000 units, the 500,000 shares and the 500,000 warrants underlying such units, and the 500,000 shares underlying such warrants, have been deemed compensation by the FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of FINRA’s Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy-back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. We will have no obligation to net cash settle the exercise of the purchase option or the warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a shares dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of shares at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $8.00.
•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representatives may engage in syndicate covering transactions by purchasing our units in the open market. The representatives may also elect to reduce any short position by exercising all or part of the over-allotment option.
•	Penalty Bids. The representatives may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

Blank Rome LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this prospectus. Graubard Miller, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements as of December 10, 2007 and for the period then ended included in this prospectus and in the registration statement have been so included in reliance on the report of BDO Seidman, LLP, an independent registered public accounting firm, (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) appearing elsewhere herein and in the registration statement given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

NEW ASIA PARTNERS CHINA I CORPORATION
(A Development Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
New Asia Partners China I Corporation

We have audited the accompanying balance sheet of New Asia Partners China I Corporation (a development stage company) (the “Company”) as of December 10, 2007, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from November 26, 2007 (inception) through December 10, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Asia Partners China I Corporation (a development stage company), as of December 10, 2007, and the results of its operations and its cash flows for the period from November 26, 2007 (inception) through December 10, 2007 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue and its business plan is dependent on completion of an initial public offering. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
New York, New York

January 9, 2008

NEW ASIA PARTNERS CHINA I CORPORATION
(A Corporation in the Development Stage)
BALANCE SHEET

December 10, 2007
ASSETS
Current Asset:
Cash	$32,434
Total current assets	32,434
Deferred registration costs (Note 3)	107,000
Total Assets	$139,434
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Advances from stockholders (Note 4)	$50,000
Accrued expenses	3,000
Accrued registration costs	67,000
Total current liabilities	120,000
Commitments (Note 6)
Stockholders’ Equity (Note 7)
Common stock, par value $.0001 per share, 3,000,000 shares authorized, 1,437,500 shares issued and outstanding	144
Additional paid-in capital	24,856
Deficit accumulated in the development stage	(5,566)
Total Stockholders’ Equity	19,434
Total Liabilities and Stockholders’ Equity	$139,434

The accompanying notes are an integral part of these financial statements.

NEW ASIA PARTNERS CHINA I CORPORATION
(A Corporation in the Development Stage)
STATEMENT OF OPERATIONS

From November 26, 2007 (Inception) to December 10, 2007
Formation and operating costs	$5,566
Net loss for the period	$(5,566)
Weighted average number of common shares outstanding, basic and diluted	1,437,500
Net loss per common share, basic and diluted	$(0.00)

The accompanying notes are an integral part of these financial statements.

NEW ASIA PARTNERS CHINA I CORPORATION
(A Corporation in the Development Stage)
STATEMENT OF STOCKHOLDERS’ EQUITY
For the Period November 26, 2007 (Inception) to December 10, 2007

			Additional Paid-in Capital	Deficit Accumulated in the Development Stage	Total Stockholders’ Equity
	Common Stock
	Shares	Amount
Balance, November 26, 2007 (inception)	—	$—	$—	$—	$—
Issuance of Common Stock at $0.0174 per share to initial stockholders	1,437,500	144	24,856	—	25,000
Net loss for the period	—	—	—	(5,566)	(5,566)
Balance at December 10, 2007	1,437,500	$144	$24,856	$(5,566)	$19,434

The accompanying notes are an integral part of these financial statements.

NEW ASIA PARTNERS CHINA I CORPORATION
(A Corporation in the Development Stage)
STATEMENT OF CASH FLOWS

From November 26, 2007 (Inception) to December 10, 2007
Cash flows from operating activities
Net loss	$(5,566)
Adjustment to reconcile net loss to net cash used in operating activities:
Accrued expenses	3,000
Net cash used in operating activities	(2,566)
Cash flows from financing activities
Proceeds from issuance of common stock to initial stockholders	25,000
Advances from stockholders	50,000
Payment of registration costs	(40,000)
Net cash provided by financing activities	35,000
Net increase in cash	32,434
Cash:
Beginning of period	—
End of period	$32,434
Supplemental disclosure of non-cash financing activities:
Accrued registration costs	$67,000

The accompanying notes are an integral part of these financial statements.

NEW ASIA PARTNERS CHINA I CORPORATION
(A Corporation in the Development Stage)
NOTES TO FINANCIAL STATEMENTS

Note 1 —  Discussion of the Company’s Activities and Proposed Offering

Organization and activities — New Asia Partners China I Corporation (a corporation in the development stage) (the “Company”) was incorporated in Delaware on November 26, 2007 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination an unidentified operating business that has its principal operations in the People’s Republic of China (“PRC”). The Company’s efforts in identifying a prospective target business (a “Target Business”) will not be limited to a particular industry. All activity from the date of inception (November 26, 2007) through December 10, 2007 was related to the Company’s formation and capital raising activities.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7. “Accounting and Reporting By Development Stage Enterprises.” The Company is subject to the risks associated with activities of development stage companies.

The Company intends to raise $40,000,000 in a public offering of its securities in which it would propose to issue 5,000,000 Units (the “Units” or a “Unit”) (plus up to an additional 750,000 Units solely to cover over-allotments, if any) (“Proposed Offering”). Each Unit will consist of one share of the Company’s common stock and one warrant (a “Warrant”). The Company’s management has broad discretion with respect to the specific application of the proceeds of this Proposed Offering of Units, although the Company intends to apply substantially all of the net proceeds of the Proposed Offering toward consummating a Business Combination. However, there is no assurance that the Company will be able to successfully affect a Business Combination.

Upon the closing of the Proposed Offering, management has agreed that approximately $39,400,000 ($7.88 per Unit), which includes $1.7 million of private placement funds to be sold concurrent with the Proposed Offering, will be held in a trust account (“Trust Account”) and invested in permitted United States government securities, of which, $0.24 per Unit will be paid to the underwriter upon the consummation of a Business Combination pro-rata with respect to those shares which stockholders do not exercise their conversion rights. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective acquisition targets or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Approximately $1,250,000 of interest earned plus any amounts the Company may need to pay income or other tax obligations on the monies held in the Trust Account and $100,000 of net proceeds not held in trust at the close of the Proposed Offering may be used to pay for due diligence of prospective Target Businesses, legal and accounting fees relating to Securities and Exchange Commission (“SEC”) reporting obligations and working capital to cover miscellaneous expenses, director and officer insurance and reserves (Note 6).

The Company, after signing a definitive agreement for a Business Combination, is obliged to submit such transaction for approval by a majority of the public stockholders of the Company. Stockholders that vote against such proposed Business Combination and exercise their conversion rights are, under certain conditions described below, entitled to convert their shares into approximately a $7.88 distribution from the Trust Account (the “Conversion Right”). The Company’s stockholders prior to the Proposed Offering (“Initial Stockholders”), have agreed to vote their 1,437,500 founding shares of common stock in accordance with the manner in which the majority of the shares of common stock offered in the Proposed Offering are voted by the Company’s public stockholders (“Public Stockholders”) with respect to a Business Combination. In the event that a majority of the outstanding shares of common stock voted by the Company’s public stockholders vote for the approval of the Business Combination and holders owning 33 1/3% or more of the outstanding common stock do not vote against the Business Combination and Extended Period (as defined below) and do not exercise their Conversion Rights, the Business Combination may then be consummated.

NEW ASIA PARTNERS CHINA I CORPORATION
(A Corporation in the Development Stage)
NOTES TO FINANCIAL STATEMENTS

Note 1 —  Discussion of the Company’s Activities and Proposed Offering  – (continued)

If the Company does not execute a letter of intent, agreement in principle or definitive agreement for a Business Combination prior to 24 months from the date of the Proposed Offering, the Company’s board will convene, adopt and recommend to its stockholders a plan of dissolution and distribution and file a proxy statement with the SEC seeking stockholder approval for such plan. If, however, a letter of intent, agreement in principle or definitive agreement for a Business Combination has been executed prior to 24 months from the date of the Proposed Offering, the Company will seek the consummation of that Business Combination. However, if the Company has entered into a letter of intent, agreement in principle or definitive agreement within 24 months following the closing of the Proposed Offering and management anticipates that the Company may not be able to consummate a Business Combination within the 24-month period from the date of the Proposed Offering, the Company may seek to extend the time period within which it may complete its Business Combination to 36 months, by calling a meeting of stockholders for the purpose of soliciting their approval for such extension (the “Extended Period”). If the Company receives Public Stockholder approval for the Extended Period and holders of 33 1/3% or more of the shares held by Public Stockholders do not vote against the Extended Period and elect to convert their common stock in connection with the vote for the Extended Period, the Company will then have an additional 12 months in which to complete the initial Business Combination. If the Extended Period is approved, the Company will still be required to seek Public Stockholder approval before completing a Business Combination. In the event there is no Business Combination within the 24-month deadline (assuming the Extended Period is not approved) described above (the “Target Business Combination Period”), the Company will dissolve and distribute to its Public Stockholders, in proportion to their respective equity interests, the amount held in the Trust Account, and any remaining net assets, after the distribution of the Trust Account. The Company’s corporate existence will automatically cease at the end of the 36-month period if the Company has not received stockholder approval for an initial business combination. In the event of liquidation, the per share value of the residual assets remaining available for distribution (including Trust Account assets) may be less than the initial public offering price per share in the Proposed Offering.

A Public Stockholder’s election to convert common stock in connection with the vote on the Extended Period will only be honored if the Extended Period is approved. Public Stockholders who vote against the Extended Period and exercise their conversion rights will not be able to vote the shares that have been converted on the initial Business Combination. All other Public Stockholders will be able to vote on the initial Business Combination.

With respect to a Business Combination which is approved and consummated or a vote on the Extended Period, any Public Stockholders who voted against the Business Combination or the Extended Period and exercised their Conversion Right will have their common shares cancelled and returned to the status of authorized but unissued shares. The conversion price will be $7.88 per share cash payment (which includes $0.24 attributable to the deferred underwriting compensation) if the Extended Period is approved or the Business Combination is approved and completed plus any interest earned on their portion of the Trust Account, less any interest that has been released to the Company to fund its working capital requirements and pay tax obligations. Accordingly, Public Stockholders holding less than 33 1/3% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the aggregate, in the event of a Business Combination or vote on the Extended Period.

Going concern consideration — As indicated in the accompanying financial statements, at December 10, 2007, the Company had $32,434 in cash and a working capital deficit of $87,566. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These factors, among others, raise substantial doubt that the Company will be able to continue operations as a going concern unless the Proposed Offering is consummated. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Target

NEW ASIA PARTNERS CHINA I CORPORATION
(A Corporation in the Development Stage)
NOTES TO FINANCIAL STATEMENTS

Note 1 —  Discussion of the Company’s Activities and Proposed Offering  – (continued)

Business Combination Period. No adjustments have been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should the Company be unable to continue as a going concern.

Note 2 —  Summary of Significant Accounting Policies

Basis of Presentation — The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the SEC.

Concentration of Credit Risk — Financial instruments that potentially subject the Company to a significant concentration of credit risk consists primarily of cash. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Net Loss Per Share — The Company complies with SFAS No. 128 “Earnings per Share.” Net loss per common share is computed based on the weighted average number of shares of common stock outstanding.

Basic loss per common share excludes dilution and is computed as net loss divided by the weighted average common shares outstanding for the period. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. No such securities are outstanding as of December 10, 2007; as a result diluted loss per common share is the same as basic loss per common share.

Fair Value of Financial Instruments — The fair value of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107 “Disclosures about Fair Value of Financial Instrument,” approximate their carrying amounts presented in the balance sheet at December 10, 2007.

Use of Estimates — The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes — The Company complies with the provisions of SFAS No. 109 “Accounting for Income Taxes”. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

New Accounting Pronouncements — The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3 —  Deferred Registration Costs

The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5-A- “Expenses of Offering.” Deferred registration costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and will be charged to additional-paid-in-capital upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not competed.

NEW ASIA PARTNERS CHINA I CORPORATION
(A Corporation in the Development Stage)
NOTES TO FINANCIAL STATEMENTS

Note 3 —  Deferred Registration Costs  – (continued)

As of December 10, 2007, the Company has incurred deferred registration costs of $107,000 relating to expenses incurred in connection to the Proposed Offering.

Note 4 —  Advance from Stockholders

In connection with the Proposed Offering the initial shareholders of the Company have established an irrevocable letter of credit in the amount of $220,000 to pay certain expenses related to the IPO. These advances will be reimbursed on the date of the Proposed Offering and will not bear any interest. The balance owed for advances under the letter of credit as of December 10, 2007 is $50,000 (Note 9). Due to the short-term nature of the letter of credit, the fair value of the letter of credit approximates its carrying value.

Note 5 —  Income Taxes

Significant components of the Company’s deferred tax assets are as follows:

For the Period November 26, 2007 to December 10, 2007
Net operating loss	$1,892
Less valuation allowance	(1,892)
Total	$—

Management has recorded a full valuation allowance against its deferred tax assets because it does not believe it is more likely than not that sufficient taxable income will be generated during the carry-forward period to realize the deferred tax asset. Realization of the future tax benefits is dependent upon many factors, including the Company’s ability to generate taxable income within the loss carry-forward period, which runs through 2027.

Note 6 —  Commitments

Administrative Fees

The Company is permitted to utilize $100,000 of the proceeds from the Proposed Offering plus up to $1,250,000 of after tax interest earned upon monies in the Trust Account for working capital purposes. The working capital will be used to pay for director and officer liability insurance premiums and general and administrative services, including the use of office space, utilities and secretarial support, with the balance being held in reserve for other expenses, such as due diligence, legal, accounting, and other fees and expenses for structuring and negotiating business combinations, and deposits, down payments and/or funding of “no shop” provisions in connection with business combinations as well as for reimbursement of any out-of-pocket expenses incurred by the Initial Stockholders in connection with activities undertaken on the Company’s behalf.

The Company has agreed to pay an affiliate $7,500 per month commencing on effectiveness of the Proposed Offering for office, secretarial and administrative services.

Underwriting Agreement

In connection with the Proposed Offering, the Company will enter into an underwriting agreement (the “Underwriting Agreement”) with the underwriters in the Proposed Offering.

Pursuant to the Underwriting Agreement, the Company will be obligated to Ladenburg Thalmann & Co. Inc. and Morgan Joseph & Co. Inc., the representatives of the underwriters (the “Representatives”), for certain fees and expenses related to the Proposed Offering, including underwriting discounts of $2,800,000 or $3,220,000 if the underwriters’ over-allotment option is exercised in full. The Company and the Representatives have agreed that payment of $1,600,000 or $1,840,000 if the underwriters’ over-allotment option is

NEW ASIA PARTNERS CHINA I CORPORATION
(A Corporation in the Development Stage)
NOTES TO FINANCIAL STATEMENTS

Note 6 —  Commitments  – (continued)

exercised in full, of the underwriting discounts will be paid upon closing of the Proposed Offering. The Company and the Representatives have agreed that payment of the underwriting discount of $1,200,000, or $1,380,000 if the underwriters’ over-allotment option is exercised in full, together with interest thereon, will be deferred until consummation of a Business Combination.

The Company will sell to the Representatives for $100, an option to purchase up to 500,000 units at $8.80 per unit (the “Unit Purchase Option” or the “UPO”). The sale of this option will be accounted for as an equity transaction. Accordingly, there will be no net effect on the Company’s financial position or results or operations, except for the recording of the $100 proceeds from the sale. The units issuable upon exercise of the UPO are identical to those offered by the Proposed Offering. The UPO may be exercised on the later of the consummation of a business combination or 180-days from the date of the prospectus with respect to the Proposed Offering and expires five years from the date of the prospectus (Note 8).

Note 7 —  Equity

In connection with the organization of the Company, on November 30, 2007, a total of 1,437,500 shares of the Company’s common stock was sold to the executive officers and directors of the Company at a price of $0.017 per share for an aggregate of $25,000.

An aggregate of 187,500 shares of common stock sold to the initial stockholders are subject to forfeiture by such stockholders if the over-allotment option is not exercised by the Representatives.

On or prior to the closing of the Proposed Offering, the Company will sell to several of its Initial Stockholders or its affiliates 1,700,000 warrants (“Private Warrants”) in a private placement, at a price of $1.00 per Private Warrant, for an aggregate of $1,700,000 (Note 8). The Company believes the purchase price of $1.00 per Private Warrant will represent the fair value of such warrants on the date of purchase and accordingly no compensation expense will be recognized with respect to the issuance of the Private Warrants. The Company’s basis for concluding that the purchase price of the insider warrants approximates fair value is based on the trading prices of warrants issued in offerings of similarly-situated public companies. The Company reviewed the trading prices of 26 structured blank check initial public offerings in which the issuer sold units similar to those being offered in the Proposed Offering. In each of these offerings, the units consisted of one share and one warrant at an offering price of $8.00 per unit, with an exercise price of $6.00 for the warrant. The Company believes that those issuers are comparable to the Company because they are structured blank check offerings seeking to complete a business combination, with the same offering structure, same percentage of equity held by management and placed in trust and approximately the same percentage of the unit purchase price held in the trust account. The Company believes that the warrants sold in its offering (and therefore the insider warrants) are comparable to the warrants sold in the initial public offerings of comparable issuers since they have the same exercise price, the units have the same offering price, the exercise price of the warrants as a percentage of the per unit amount in trust is approximately the same, the warrants are not exercisable at the time of issuance and the warrants will be worthless if the issuer does not complete a business combination. In addition, we note that the average trading prices and median trading prices of the warrants at the time of separation of the units in the 26 comparable offerings were $0.78 and $0.77, respectively. However, actual fair value and any compensation impact will be determined based on actual trading values of the Company’s warrants at the time they become separable. Consequently, actual results may deviate from the Company’s expectations.

Pursuant to letter agreements with the Company and the Representative in the Proposed Offering and the private placement offering, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares (but not shares purchased in the Proposed Offering or in the secondary market) in the event of the Company’s liquidation.

NEW ASIA PARTNERS CHINA I CORPORATION
(A Corporation in the Development Stage)
NOTES TO FINANCIAL STATEMENTS

Note 8 —  Warrants and Option to Purchase Common Stock

Public Warrants

Each warrant sold in the Proposed Offering (a “Public Warrant”) is exercisable for one share of common stock. Except as set forth below, the Public Warrants entitle the holder to purchase shares at $6.00 per share, subject to adjustment in the event of stock dividends and splits, reclassifications, combinations and similar events for a period commencing on the later of: (a) completion of the Business Combination and (b) one year from the effective date of the Proposed Offering of the Company’s securities, and ending five years from the date of the Proposed Offering. The Company has the ability to redeem the Public Warrants, in whole or in part, at a price of $0.01 per Public Warrant, at any time after the Public Warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, and if, and only if, the last sale price of the Company’s common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending three business days before the Company sent the notice of redemption. If the Company dissolves before the consummation of a Business Combination, there will be no distribution from the Trust Account with respect to such Public Warrants, which will expire worthless.

Holders of Public Warrants who exercise their Conversion Right will still have the right to exercise their Public Warrants pursuant to their original terms.

Private Warrants

The Private Warrants are substantially identical to the Public Warrants and may not be sold or transferred, except in limited circumstances, until after the consummation of a Business Combination. If the Company dissolves before the consummation of a Business Combination, there will be no distribution from the Trust Account with respect to such Private Warrants, which will expire worthless.

As the proceeds from the exercise of the Public Warrants and Private Warrants will not be received until after the completion of a Business Combination, the expected proceeds from exercise will not have any effect on the Company’s financial condition or results of operations prior to a Business Combination.

UPO

The Company will account for the sale of the UPO as a cost attributable to the proposed offering, and will include the instrument as equity in its financial statements. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale.

The Company determined, based upon a Black-Scholes model, that the fair value of the purchase option on the date of sale is approximately $3.69 per unit (a total value of $1,846,200), using an expected life of five years, volatility of 51.76%, and a risk-free interest rate of 3.65%. The volatility calculation is based on the average volatility of comparable companies that have completed their public offerings in amounts ranging from $24,000,000 to $138,000,000, and have completed their initial business combination. Because the Company does not have a trading history, we needed to estimate the potential volatility of the unit price, which will depend upon a number of factors that cannot be determined at this time. The Company used these companies because it believes that the volatility of these companies is a reasonable benchmark in estimating the expected volatility for our units. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we liquidate the trust account, the option will become worthless.

Registration Rights — Warrants and Unit Purchase Option

Warrants

In accordance with the Warrant Agreement related to the Public Warrants and the registration rights agreement associated with the Private Warrants (collectively the Public Warrants and Private Warrants are the “Warrants”), the Company will only be required to use its best efforts to register the Warrants and the shares

NEW ASIA PARTNERS CHINA I CORPORATION
(A Corporation in the Development Stage)
NOTES TO FINANCIAL STATEMENTS

Note 8 —  Warrants and Option to Purchase Common Stock  – (continued)

of Common Stock issuable upon exercise of the Warrants and once effective to use its best efforts to maintain the effectiveness of such registration statement. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. However, with regards to the Private Warrants, the Company may satisfy its obligation by delivering unregistered shares of common stock. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such Warrants shall not be entitled to exercise. In no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle a Warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed. The holders of Warrants do not have the rights or privileges of holders of the Company’s common stock or any voting rights until such holders exercise their respective warrants and receive shares of the Company’s common stock.

Unit Purchase Option

The Unit Purchase Option and the warrants included in the Unit Purchase Option, are not subject to net cash settlement in the event the Company is unable to maintain an effective 1933 Act registration statement. The Company must use best efforts to file and maintain the effectiveness of the registration statement for the securities issuable upon exercise of the Unit Purchase Option. Such warrants underlying the Unit Purchase Option are only exercisable to the extent the Company is able to maintain such effectiveness. The Unit Purchase Option (but not the underlying warrants), however, may be exercised by means of cashless exercise even in the absence of an effective registration statement for the underlying securities. If the holder of the Unit Purchase Option, or warrants underlying the Unit Purchase Option, does not, or is not able to, exercise the Unit Purchase Option or warrants underlying the Unit Purchase Option, as applicable, the Unit Purchase Option or underlying warrants, as applicable, will expire worthless.

Note 9 —  Subsequent Event

On December 11, 2007 and December 31, 2007, the Company received another $24,000 and $14,000, respectively, of proceeds from advances from stockholders under the letter of credit (Note 4).

$40,000,000

NEW ASIA PARTNERS CHINA I CORPORATION

5,000,000 Units

PROSPECTUS

Joint Book-Running Managers

Ladenburg Thalmann & Co. Inc.	Morgan Joseph

, 2008

Until , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee(1)	$1,000
SEC Registration Fee	3,455
FINRA filing fee	9,290
Accounting fees and expenses	60,000
Printing and engraving expenses	100,000
Director and officer liability insurance premiums	150,000	(2)
Legal fees and expenses (including blue sky services and expenses)	355,000
Miscellaneous(3)	71,255
Total	$750,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.
(2)	This amount represents the appropriate amount of director and officer liability insurance the registrant anticipates paying following the consummation of its initial public offering until the completion of a business combination.
(3)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Ninth of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Article VIII of our bylaws provides for indemnification of any of our directors, officers and other persons in accordance with our amended and restated certificate of incorporation.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

On November 26, 2007, in connection with the formation of our company, each of New Asia Partners Limited, an affiliate of certain of our officers and directors, and Capital TEN Partners, LLC, an affiliate of Elliot P. Friedman, our Vice Chairman, subscribed for 891,250 shares and 546,250 shares of our common stock, respectively, for an aggregate of $25,000, at a purchase price of approximately $0.0174 per share. Such shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as a transaction by an issuer or its affiliates not involving a public offering. In each such transaction, the purchaser represented its intention at such time to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were or will be affixed to the instruments representing the securities issued or to be issued in such transactions.

New Asia Partners Limited and Capital TEN Partners, LLC, our initial stockholders, have committed to purchase from us an aggregate of 1,054,000 and 646,000 warrants, respectively, at $1.00 per warrant (for a total purchase price of $1,700,000). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The “insider warrants” to be purchased by such purchasers will be identical to warrants underlying the units being offered by this prospectus except that the insider warrants (i) will be exercisable on a cashless basis and (ii) will not be redeemable by us, in each case, so long as they are still held by the purchaser or its affiliates. The purchasers of the insider warrants have agreed that the insider warrants will not be sold or transferred by it (except in certain cases) until 30 days after the consummation of our business combination.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
1.2*	Selected Dealers Agreement
3.1	Amended and Restated Certificate of Incorporation
3.2	Bylaws
4.1	Specimen Unit Certificate
4.2	Specimen Common Stock Certificate
4.3	Specimen Warrant Certificate
4.4	Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company
4.5*	Form of Unit Purchase Option to be granted to the Representatives
5.1	Opinion of Blank Rome LLP
10.1	Letter Agreement among the Registrant, the Representatives and Dennis Nguyen
10.2	Letter Agreement among the Registrant, the Representatives and Elliot P. Friedman
10.3	Letter Agreement among the Registrant, the Representatives and Gregory Grego
10.4	Letter Agreement among the Registrant, the Representatives and Shu Fan Lee
10.5	Letter Agreement among the Registrant, the Representatives and Edward J. Sappin
10.6	Form of Investment Management Trust Agreement between the Registrant and Continental Stock Transfer & Trust Company
10.7	Form of Stock Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the initial stockholders
10.8	Office Services Agreement between the Registrant and New Asia Partners Limited
10.9	Letter of Credit issued as of November 30, 2007 by New Asia Partners Limited in favor of the Registrant
10.10	Letter of Credit issued as of November 30, 2007 by Capital TEN Partners, LLC in favor of the Registrant
10.11	Form of Registration Rights Agreement among the Registrant and the initial stockholders
10.12	Form of Private Placement Purchase Agreement among the Registrant and the purchasers of insider warrants
23.1	Consent of BDO Seidman, LLP
23.2	Consent of Blank Rome LLP (included in Exhibit 5.1)
24	Power of Attorney (previously filed)

*	To be filed by amendment.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(f)	The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, China on February 15, 2008.

NEW ASIA PARTNERS CHINA I CORPORATION

By:	/s/ Dennis Nguyen

Name: Dennis Nguyen
Title: Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Dennis Nguyen Dennis Nguyen	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	February 15, 2008
/s/ Elliot P. Friedman Elliot P. Friedman	Vice Chairman	February 15, 2008
* Gregory Grego	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	February 15, 2008
* Shu Fan Lee	Director	February 15, 2008
* Edward J. Sappin	Director	February 15, 2008
*By	Dennis Nguyen attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
1.2*	Selected Dealers Agreement
3.1	Amended and Restated Certificate of Incorporation
3.2	Bylaws
4.1	Specimen Unit Certificate
4.2	Specimen Common Stock Certificate
4.3	Specimen Warrant Certificate
4.4	Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company
4.5*	Form of Unit Purchase Option to be granted to the Representatives
5.1	Opinion of Blank Rome LLP
10.1	Letter Agreement among the Registrant, the Representatives and Dennis Nguyen
10.2	Letter Agreement among the Registrant, the Representatives and Elliot P. Friedman
10.3	Letter Agreement among the Registrant, the Representatives and Gregory Grego
10.4	Letter Agreement among the Registrant, the Representatives and Shu Fan Lee
10.5	Letter Agreement among the Registrant, the Representatives and Edward J. Sappin
10.6	Form of Investment Management Trust Agreement between the Registrant and Continental Stock Transfer & Trust Company
10.7	Form of Stock Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the initial stockholders
10.8	Office Services Agreement between the Registrant and New Asia Partners Limited
10.9	Letter of Credit issued as of November 30, 2007 by New Asia Partners Limited in favor of the Registrant
10.10	Letter of Credit issued as of November 30, 2007 by Capital TEN Partners, LLC in favor of the Registrant
10.11	Form of Registration Rights Agreement among the Registrant and the initial stockholders
10.12	Form of Private Placement Purchase Agreement among the Registrant and the purchasers of insider warrants
23.1	Consent of BDO Seidman, LLP
23.2	Consent of Blank Rome LLP (included in Exhibit 5.1)
24	Power of Attorney (previously filed)

*	To be filed by amendment.